UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALDAR GROUP, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

200

(Primary Standard Industrial Classification Code Number)

20-1379559

(I.R.S. Employer Identification No.)

7230 Indian Creek Lane, Suite 201

Las Vegas, NV 89149

(253) 549-4336

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

James B. Parsons

Parsons/Burnett, LLP

2070 Skyline Tower

10900 NE 4th Street

Bellevue, WA 98004

(425) 451-8036

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

As soon as practicable after the registration statement becomes effective

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  [  ]

If this Form is filed to register additional securities for an offering pursuan t to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462© under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering          [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securuties Act registration statement number of the earlier effective registrationt statement for the same offering.        [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer

[  ]

Accelerated filer

[  ]

Non-accelerated filer

[  ]

Smaller reporting company

[X]

Calculation of Registration Fee

Title of each Class of Securities To be Registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common	3,205,000	$ 0.25(1)	$ 801,250	$ 31.49

(1)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ALDAR GROUP, INC.

SELLING STOCKHOLDERS’ PROSPECTUS

Date of Prospectus:  (Subject to Completion)

Securities Being Offered

Up to 3,205,000 Shares Of Common Stock. There is no public trading market for the Company’s common stock.  Until such time as a market does develop, Selling Shareholders will sell their shares at $0.25 per share.  Once the Company’s common stock is listed on the Over-the-Counter Bulletin Board, or other such market, Selling Shareholders will sell their shares at market prices.

Minimum Number of Shares To Be Sold in This Offering	None
Securities Issued And to be Issued

As of September 30, 2007, there were 4,525,000 shares issued and outstanding, of which 3, 205,000 shares are being offered hereunder.  All of the common stock to be sold under this prospectus will be sold by existing shareholders.

The sale of securities by Selling Stockholders when made, may be made through customary brokerage channels either through broker-dealers acting as agents or brokers for the sellers, or through broker-dealers acting as principals who may then resell the shares in the over-the-counter market or otherwise, at negotiated prices related to the prevailing market prices at the time of the sales, or by a combination of such methods of offering. Thus the period of distribution of such securities may occur over an extended period of time. The Selling Stockholders will pay or assume any brokerage commissions or discounts incurred in the sale of their securities, which commissions or discounts will not be paid or assumed by us.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

This offering involves a high degree of risk; see RISK FACTORS, beginning on page 6, to read about factors you should consider before buying shares of the common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS

SUMMARY INFORMATION, RISK FACTORS AND

RATIO OF EARNINGS TO FIXED CHARGES

Summary

Risk Factors

USE OF PROCEEDS

DETERMINATION OF OFFERING PRICE

DILUTION

SELLING SHAREHOLDERS

PLAN OF DISTRIBUTION

DESCRIPTION OF SECURITIES TO BE REGISTERED

INTERESTS OF NAMED EXPERTS AND COUNSEL

DESCRIPTION OF BUSINESS

LEGAL PROCEEDINGS

SUMMARY FINANCIAL INFORMATION

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

EXECUTIVE COMPENSATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTRION

INDEMNIFICATION OF DIRECTORS AND OFFICERS

RECENT SALES OF UNREGISTERED SECURITIES

EXHIBITS AND FINANCIAL SCHEDULES

Exhibits

Financial Statements

UNDERSTAKINGS

SIGNATURES

2

SUMMARY INFORMATION, RISK FACTORS AND

RATIO OF EARNINGS TO FIXED CHARGES

Prospectus Summary. The following summary is only a shortened version of the more detailed information, exhibits and financial statements appearing elsewhere in this Prospectus. Prospective investors are urged to read this Prospectus in its entirety.

Summary

This is a public offering of up to 3,205,000shares of common stock of Aldar Group, Inc. These shares are being offered by selling shareholders listed in this Prospectus. We will not receive proceeds from any sale of Common Stock by the Selling Stockholders. The shares were acquired by the selling shareholders directly from the Company in private offerings that were relied upon as being exempt from registration under the US Securities laws.

There is no established market for the Company’s securities. Further, though the Company will endeavor to establish a public market for its securities, no guarantee can be given that a trading market will develop or be maintained in the securities of the Company in the future.

Our Company

Aldar Group, Inc. is a for-profit Nevada Corporation formed on July 15, 2004 with operations principally based in the Pacific Northwest, with a focus on Washington State and its Washington Thoroughbred Breeders Association (WBTA) and Emerald Downs thoroughbred breeding and racing programs. We are engaged in breeding, buying and selling of Thoroughbreds, “pinhooking” and racing of thoroughbred horses. Please see “Description of Business” located elsewhere in this document for a complete description of our services.

Our principal mailing and executive offices are located at 1174 Manito Dr. NW, PO BOX 363, Fox Island, Washington, 98333, and our telephone number is (253) 549-4336

Our principal executive offices are located at 7230 Indian Creek Lane, Ste 201, Las Vegas, Nevada 89149.

The Offering

Common Stock Offered for Resale:  3,205,000 common shares

Securities to be outstanding after this offering :  4,625,000 common shares. There are no preferred shares issued nor authorized.

Disclosure Regarding Forward Looking Statements

This Prospectus includes statements that are “forward-looking statements” including statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. All statements other than statements of historical facts included in this Prospectus, including, without limitation, statements under “Prospectus Summary,” “Risk Factors,” “Management’s Plan of Operations,” and “Business” regarding our financial position, business strategy and other plans and objectives for future operations, and future product demand, supply, costs, marketing, transportation and pricing factors, are forward-looking statements. All forward-looking statements included in this Prospectus are based on information available to us on the date hereof, and we assume no obligation to update such forward-looking statements. Although we believe that the assumptions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct or that we will take any actions that may presently be planned. Certain important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors” and elsewhere in this Prospectus. All written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such factors.

Risk Factors

Any investment in our common stock involves a high degree of risk. You should carefully consider the following information about those risks, together with the other information contained in this Prospectus and any other filings we make with the United States Securities and Exchange Commission before you decide whether to buy our shares. Should any one or more of these risks actually materialize, the results of our operations and our financial condition would likely suffer. In that event, the market price of our common stock could decline, and you could lose part or all of your investment. We have incurred losses from inception and may never generate profits.

We cannot guarantee that an active trading market will develop for our common stock.

There is no public market for our Common Stock and there can be no assurance that a regular trading market for our Common Stock will ever develop or that, if developed, it will be sustained. Therefore, purchasers of our Common Stock should have a long-term investment intent and should recognize that it may be difficult to sell the shares, notwithstanding the fact that they are not restricted securities. There has not been a market for our Common Stock. We cannot predict the extent to which a trading market will develop or how liquid a market might become.

Aldar Group, Inc. is a Penny Stock

The Penny Stock Reform Act (Securities Exchange Act Sect. 3(a)(51A)) defines a penny stock as an equity security that is not registered on a national stock exchange or authorized for quotation on NASDAQ, and that sells for under $5.00 per share. Aldar Group, Inc. will be considered a penny stock under said Act. A purchase of a Penny Stock is an extremely high risk stock purchase that could result in the entire loss of an individual’s investment. Since Aldar Group, Inc. stock will be considered a penny stock, a broker-dealer is required to provide a risk disclosure statement detailing the inherent risks in investing in a penny stock to a customer prior to recommending the sale of its stock. This could severely limit the ability to create a market for shares of Aldar Group, Inc.’s stock and make it difficult for an Investor to liquidate his or her shares.

There is no guarantee that a Broker/Dealer will file a 15c2-11 on behalf of the Company.

There is no assurance that our common stock will be cleared to trade on the over-the-counter Bulletin Board.

We plan on having a market maker file a Form 211 with the National Association of Securities Dealers (the “NASD”) to have our Common Stock quoted on the OTC-Bulletin Board. To date, this has not been done and the NASD has not cleared our Common Stock to be quoted on the OTC-Bulletin Board and there is no assurance that our Common Stock will ever be quoted on the OTC-Bulletin Board.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the Security and Exchange Commission’s regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser’s written consent to the transaction; and, provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in, or trade Aldar Group, Inc. shares. In turn, this may make it very difficult for investors to resell those shares in the public market.

Aldar Group has a lack of substantial operating revenue, which could cause an investor to lose his or her entire investment.

Since the Company's principal activities to date have been limited to organizing the Corporation, developing a website, acquiring additional domain names for future development, purchasing a limited number of mares, foals and stallion syndicate shares and other acquisition possibilities, it has earned only minimal revenue from one foal it has raised and sold. Consequently, there is limited operating history upon which to base an assumption that the Company will be able to achieve its business plans, which could cause an investor to lose his or her entire investment. The Company has a net loss and deficit accumulated during this development stage through September 30, 2007 of $252,707.

We are reliant on our sole officer and Director.

Our Chief Executive Officer, President and sole employee, Jake Bottay, currently makes all the final decisions regarding the breeding, purchasing, training, racing and selling of our thoroughbred horses. In particular, Mr. Bottay makes the decisions regarding: (i) whether to purchase a certain thoroughbred horse; (ii) who would be retained to break-in and train the thoroughbred; (iii) whether the thoroughbred should be sold as a two-year-old (i.e., pinhooked); (iv) whether the thoroughbred should be kept and entered into future races; and (v) if raced, at what point if any, the thoroughbred would be sold.

We are still in the development phase of our business model; there is no guarantee that we will be successful in implementing a successful business plan.

We have only limited management personnel and we are still engaged in structuring our management and our proposed operations. Our operations are subject to all of the risks inherent in the establishment of a new business enterprise, including the lack of significant operating history. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including our ability to successfully breed our mares, acquire mares that are suitable to breed with our Stallions, have our foals live to a marketable age, acquire horses suitable for pinhooking, to adequately train such horses so they achieve their potential, the expertise of our management, the market acceptance of the products offered, costs and general economic conditions. There can be no assurance that we will achieve our projected goals or accomplish our business plans; and such failure could have a material adverse effect on us and the value and price of our securities.

Our officers have limited experience in our industry and we may be forced to rely on consultants.

Because Mr. Bottay has limited experience in buying, selling, breeding, pinhooking and racing of thoroughbred horses, Mr. Bottay may, from time to time, retain consultants experienced in the thoroughbred industry to: (i) assist him in determining which thoroughbreds to purchase; (ii) assist him in training the purchased thoroughbreds; and (iii) assist him in determining whether the thoroughbred should be sold as a two-year-old or raced.  The loss of Mr. Bottay would have extreme adverse effects on the continued viability of the Company.

We have a limited operating history upon which investors may rely in considering investment in our stocks.

Aldar Group, Inc.., a Nevada corporation ("Company"), was organized on July 15, 2004. The Company operates on a June 30 fiscal year. Currently, the Company has no employees and is being operated by its sole Director Mr. Jake Bottay with assistance from consultants. The Company is in its initial stages of development with minimal income.

Our operations are subject to all of the risks inherent in the establishment of a new business enterprise, including the lack of significant operating history. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including our ability to successfully breed our mares, acquire mares that are suitable to breed with our Stallions, have our foals live to a marketable age, acquire horses suitable for pinhooking, to adequately train such horses in order that they achieve their potential, the expertise of our management, the market acceptance of the thoroughbreds and products offered, costs and general economic conditions. There can be no assurance that we will achieve our projected goals or accomplish our business plans; and such failure could have a material adverse effect on us and the value and price of our securities.

Our funds on hand may not be sufficient to meet our long term business development needs and may be forced to seek alternative sources of funds, which may be dilutive to our stockholders.

The Company used funds available to it from its first private placement, totally $241,500 to make certain asset acquisitions and begin on-line development.  At September 30, 2007, the Company had a working capital deficit of approximately $50,679.  It is estimated that the Com,pany will require approximately $150,000 of additional funds to meet its long-term obligations and pursue its business plan objectives.

We may be required to seek additional funds and to raise additional capital from public or private equity or debt sources in order to fund our general and administrative costs and expenses, pay off startup loans, support further expansion, meet competitive pressures, or respond to unanticipated requirements.

There is no guarantee that we will be able to raise any such capital on terms acceptable to us or at all.  Such financing may be upon terms that are dilutive or potentially dilutive to our stockholders. If alternative sources of financing are required, but are insufficient or unavailable, we will be required to modify our growth and operating plans in accordance with the extent of available funding. At the present time, we do not intend to obtain any loan financing from a lending institution. If necessary, Mr. Bottay or other shareholders may make a personal loan to the Company at or below market rates, on terms customarily used by lending institutions in making loans, although there are no formal agreements with Mr. Bottay to do so.

If we are required to obtain loan financing, the amount of our profits (if any) will decrease or the amount of our losses will increase due to the interest charged on the loan. Loan financing may subject our operations to restrictions imposed by the lending institution, hindering our ability to operate in the manner best determined by our management and/or Board of Directors, with the potential that such restrictions will impede or prevent our growth and/or negatively impact our level of profits. Additionally, the use of debt financing or leverage would subject us to the risk that any downturns in the thoroughbred industry and any changes in interests rates (if we have an adjustable rate loan) will substantially increase the likelihood that our operations will not be profitable, possibly causing us to become bankrupt or to dissolve the corporation.

Because we are dependent upon certain officers, key employees, and consultants, if any key employees or consultants leave Aldar Group, the business could fail.

The Company is substantially dependent upon the efforts of its sole officer and director, Mr. Jake Bottay, and consultants to the Company. Should any of these cease to be affiliated with the Company for any reason before qualified replacements could be found, there could be material adverse effects on the Company's business and prospects. The Company's management team is small and has limited experience in establishing and managing large-scale operations. We are dependent on the services of Jake Bottay, President, Secretary and Chief Financial Officer/Controller of Aldar Group, Inc. We are also dependent on certain key consultants in connection with our business activities. During 2004 the Company entered into a consulting agreement with Wannigan Capital Corp. to provide assistance in its day-to-day operations. Specifically, they assisted in identifying potential Thoroughbred prospects, developing the Company website, interacting with regulatory authorities and providing access to the services of Mr. Kevin M. Murphy, CEO of Wannigan Capital. Wannigan Capital Corp received $15,000 and 10,000 common shares of the Company upon the inception of the initial consulting agreement, which has been renewed several times for various terms with compensation equating to $2,500 per month.  In August 2007, the consulting agreement was renewed for the final time, and expired on December 31, 2007.

We have not entered into employment agreements with any of these individuals, and do not maintain key-man life insurance on Jake Bottay. The loss of one or more of these individuals could materially and adversely impact our operations making it difficult for the Company to be profitable. The day-to-day activities are being executed by the sole Director of the Company, Jake Bottay, with assistance from consultants. Wannigan Capital Corp. continues to provide business offices at 1174 Manito Dr., PO Box 363, Fox Island, WA 98333. Unless and until additional employees are hired, our attempt to manage our projects and obligations with such a limited staff could have serious adverse consequences, including without limitation, a possible failure to meet a material, contractual, or SEC deadline, or a possible failure to consummate investment or acquisition opportunities.

We may be unable to grow our business at an acceptable pace, or may not be able to effectively manage actual growth, which may cause our business plan to fail.

If we are unable to effectively manage our anticipated growth, our business, financial results and financial condition will be materially and adversely affected.  Our inability to effectively manage our future growth will have a material adverse effect on us. We anticipate that we will have rapid growth in the number of horses that we own. This will place a strain on our managerial, operational, and financial resources. We will initially use outside consultants and specialists to provide thoroughbred consulting, legal counsel and preliminary accounting until such persons are required on a full time or ongoing basis. We currently employ one person, Mr. Bottay. Our future employment of personnel is dependent on the number of horses we obtain. We expect to employ a bookkeeper and horse manager or horse trainer in the near future. There can be no assurance that we will be able to effectively manage the expansion of our operations, or that our facilities, systems, procedures or controls will be adequate to support our expanded operations.

We may be subject to government laws and regulations particular to our operations.  If we are unable to comply with those laws and regulations, we will cease to do business.

We may not be able to comply with all current and future government regulations.

Our business operations are subject to all government regulations normally incident to conducting business (e.g., occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation, income tax and social security laws and regulations, environmental laws and regulations, consumer safety laws and regulations, etc.) as well as to governmental laws and regulations applicable to small public companies and their capital formation efforts. In addition, we are subject to laws and regulations regarding the purchase, sale, breeding, transportation, care, and possibly, racing, of horses. Although we will make every effort to comply with applicable laws and regulations, we can provide no assurance of our ability to do so, nor can we predict the effect of those regulations on our proposed business activities.

If we are unable to pay the numerous expenses associated with our business plan, our business will fail.

We expect to incur numerous expenses in our efforts to breed, raise, buy, sell, pinhook, syndicate, and race thoroughbred horses. First, we expect to pay for board and care of the horses. We expect to pay a 5% consultant fee for all thoroughbreds we purchase with the assistance of a consultant. Second, we plan to hire horse trainers to maintain, care and train our thoroughbreds. Such horse trainers will bill us for veterinary, food, shipping, blacksmith, breaking in, and training expenses. We also expect to make payments to these horse trainers of 5% of the sales price of each thoroughbred that they train and we sell. Additional expenses could include sale nominations and entry fees, advertising and video production.

We also expect to incur mortality and surgical insurance expense. This insurance will cost approximately 2.5% to 4% of the purchase price of each horse. Additionally, for each thoroughbred we sell at auction, we expect to pay a fee of 5% of the sale price to the auction house.

The Thoroughbred Breeding and Racing industry is highly competitive, and we are at a disadvantage since many of our competitors are better funded.

Thoroughbred Breeding and Racing (TTR) is highly competitive. Most of our current and potential competitors have far greater financial resources and a greater number of experienced and trained managerial and technical personnel than we do. The TTR is highly fragmented and there are no single entities or groups that can dominate the Industry because of its international nature. Although some training and approvals can be necessary, no degrees or licenses are required and therefore entry to the Industry is almost without barrier. There are many companies,  LLC’s and individuals already established in this Industry who are better financed and connected with breeding farms, state, national and international racing groups and associations which are better financed which places our firm at a competitive disadvantage. There are TTR organizations that focus on particular pedigrees, stallions, regional race tracks and breeding programs that are better established and better funded than the Company.

The list of competitors is limitless and increases daily due to the lack of entry barriers.

Aldar Group, Inc. is at a disadvantage in the TTR industry because the Company does not directly own any breeding or boarding facilities but must rely on using facilities owned by others. The sales and management offices of these competitors are staffed with professional sales people. Aldar Group will be competing with local, regional, national and international companies for the thoroughbreds available for sale. We will be at a competitive disadvantage as a start-up entity, as many breeders already have an existing relationship with established bloodstock agents, breeding farms, trainers and auction facilities in their local region. Many of these competitors have long term reputations and are producing profitable revenues which allow them to spend cash and equivalents such as future breeding rights of stallions they own to previous clients to generate additional sales.  Many competitors have been in the TTR business and have direct knowledge of breeding pedigrees, techniques and facilities which Aldar Group does not have at this time. Many competitors have knowledge that can only be gained by being in the Industry previously and by developing relationships with established thoroughbred farms, breeders and trainers. Aldar Group is limited by its small group of individuals and associates. Many resources may become available to us as we develop and grow the Company, but are currently not available due to our lack of funding and associations.

Physical Risks Associated with Thoroughbred Horses and their Breeding.

The value of thoroughbreds is directly related to their breeding lineage and their physical conformation and speed. There is no guarantee that we can successfully market and sell any of the horses we breed. A market exists for weanlings, but it is not normally financially profitable. There are international, national and local thoroughbred auctions held on a limited basis each year that cover thoroughbreds but not normally until they are at least one year old. We would have to cover all costs associated with bringing our horses to the auctions and their entry fees. Some auctions require you to apply to have your thoroughbred’s lineage reviewed to verify their quality to be in the Auction. There is no guarantee that our thoroughbreds would meet the criteria. We must bear the costs of breeding (purchase cost of mare and stallion fees), our vet costs, our farm costs, registration and filing fees, with no guarantee of any financial return. Many young horses die at a young age, even when given the best of care and habitat. We lost one of our foals at two months old due to an incurable virus in June of 2006.  If we are unsuccessful in bringing our thoroughbreds to auction, our business may feel.

Other risks relating to the common stock

Most of our outstanding shares will be free trading after this offering and, if sold in large quantities, may adversely affect the market price for our common stock.

660,000 of the 4,525,000 shares of common stock issued and outstanding as of September 30, 2007 may be eligible for resale under Rule 144 under the Securities Act two years after the January 2006 date of issuance. The possible resale of these shares at that time may have an adverse effect on the market price for our common stock.

The Board of Directors could issue stock to prevent a takeover by an acquirer or shareholder group.

The Company's authorized but unissued capital stock consists of 70,475,000, shares of common stock. There are no shares of preferred stock issued or authorized. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The Company does not contemplate any additional issuances of common stock for this purpose at this time.

We could offer warrants, options and debentures and dilute holdings of Investors

As of September 30, 2007 there are no outstanding warrants and options to purchase common stock of the Company. Should the Company choose to offer incentive options to its key employees, the existence of these options may hinder our future equity offerings, and the exercise of these options would further dilute the interests of all of our shareholders. Future resale of the shares of common stock issuable on the exercise of warrants and options may have an adverse effect on the prevailing market price of our common stock. Furthermore, the holders of warrants and options may exercise them at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us.

Additional shares of common stock may be issued without shareholder approval.

Aldar Group, Inc. has authorized capital of 75,000,000 shares of common stock, par value $0.001 per share, and no shares of preferred stock. As of September 30, 2007, there were 4,525,000shares of common stock issued and outstanding. Our board of directors has authority, without action or vote of our shareholders, to issue all or part of the authorized but unissued shares. Any issuance of shares described in this paragraph will dilute the percentage ownership of our shareholders and may dilute the book value of the common stock.

The Company does not expect to be able to pay dividends in the near future.

We have not paid, and do not plan to pay, dividends on our common stock in the foreseeable future, even if we become profitable. Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to shareholders. The investor will have to rely on an increase in the price of Aldar Group, Inc. stock to profit from his or her investment. There are no guarantees that the price of the stock will increase and the investor may lose part or all of the investment.

Going concern considerations.

The Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Unanticipated costs and expenses or the inability to generate revenues could require additional financing, which would be sought through bank borrowings, equity or debt financing, or asset sales. The fact that there are going concern considerations may make raising additional funds or obtaining loans more difficult. To the extent financing is not available, the Company may not be able to, or may be delayed in, developing its services and meeting its obligations. This could result in the entire loss of investment. The Company will continue to evaluate its projected expenditures relative to its available cash and to evaluate additional means of financing in order to satisfy its working capital and other cash requirements. Details regarding these concerns are included in the notes to the audited Financial Statements included in this filing.

Management's plan to mitigate the threat to the continuation of the business will be to increase Aldar Group, Inc.'s brand awareness throughout the United States, Europe, the Caribbean, and all international markets the Internet reaches as well as to increase recognition and world wide market awareness by the use of market advertising, Internet advertising, referral incentive programs and affiliating with regional thoroughbred breeding organizations and auction facilities. Management also plans to offer books on thoroughbred investing and breeding through its website to educate potential investors and clients.  The Company has developed a full service website to educate and facilitate our ability to advertise our thoroughbreds and their future offspring that we will have for sale.  Our long-term goals will be to increase our inventory of saleable thoroughbreds and to advertise their future availability.

USE OF PROCEEDS

Proceeds from the sale of shares of Common Stock being registered hereby will be received directly by the Selling Stockholders. Accordingly, we will not receive proceeds from the resale of the Common Stock described in this Prospectus.

DETERMINATION OF OFFERING PRICE

The Offering Price of the Shares has been determined arbitrarily. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. Accordingly, the Offering Price should not be considered an indication of the actual value of our securities.

DILUTION

Since no new shares are being issued as a result of this offering, there is no dilution to the current shareholders.

SELLING SHAREHOLDERS

The following table sets forth the names of the selling stockholders, the number of shares of Common Stock owned beneficially by each of the selling stockholders as of September 30, 2007, the number of shares which may be offered for resale pursuant to this Prospectus and the number of shares of Common Stock owned beneficially by each of the selling stockholders after the offering. No selling stockholder has any affiliation with Aldar Group, Inc. or our officers, directors, promoters or principal shareholders except as noted.

The Selling Shareholders are offering hereby a total of up to 3,205,000 shares of our Common Stock. The following table sets forth certain information with respect to the Selling Shareholders as of January 30th, 2008

The following table has been prepared on the assumption that all the shares of Common Stock offered under this Prospectus will be sold.

Name of Beneficial Owner of Common Shares Offered for Sale in this Offering	Address of Beneficial Owner of Common Shares Offered for Sale in this Offering	Number of Shares Held Prior to Offering	Maximum Number of Common Shares Offered for Sale in this Offering	Number of Shares at Close of Offering
Gregg Ostergren	4700 Pt. Fosdick Dr., NW Ste. 202 Gig Harbor, WA 98335	350,000	350,000	Nil
Kerren Bottay	Lake Placid Rd. Whistler, BC Canada	350,000	350,000	Nil
Jon Delon	5 East 22nd St., Apt 26J New York, NY 10010	300,000	300,000	Nil
Patrick Curtis	406 Vanderbilt Blvd., Oakdale, NY 11716	100,000	100,000	Nil
Leslie Lee Lawrence	278 Oakwood Ave., Bayport, NY 11705	100,000	100,000	Nil
John A. Ferretti	111 Mt. Grey Rd Setauket, NY 11733	20,000	20,000	Nil
(1) Chancery Lane Investment Group, Inc	R141 - 757 West Hastings St., Ste. 528 Vancouver, BC Canada V6C 1A1	150,000	150,000	Nil
(2) The Excalibur Group A.G.	499 Granville St., Ste 28192 Vancouver, BC Canada V6C 3T7	30,000	30,000	Nil
Joseph T. Alaimo	21 Colby Dr., Kings Park, NY 11754	300,000	300,000	Nil
Steven J. Alaimo	8 Marwood Pl., Stoney Brook NY 11790	300,000	300,000	Nil
Kathleen Haley	1334 Castlewood Ave., Louisville KY 40204	5,000	5,000	Nil
Howard Bouch	Grove House, 13 Low Seaton Workington, Cumbria England CA14 1PR	150,000	150,000	Nil
Jennie Bouch	Grove House, 13 Low Seaton Workington, Cumbria England CA14 1PR	150,000	150,000	Nil
Renee Radabaugh	976 Banyon Dr., Del Ray Beach, FL 33483	5,000	5,000	Nil
Dakota Radabaugh	976 Banyon Dr., Del Ray Beach, FL 33483	5,000	5,000	Nil
Francesca Radabaugh	976 Banyon Dr., Del Ray Beach, FL 33483	5,000	5,000	Nil
Robert Radabaugh	976 Banyon Dr., Del Ray Beach, FL 33483	5,000	5,000	Nil
Joyce Carr	8 Parkside Ave., Cockermouth, Cumbria, UK CA13 0DR	20,000	20,000	Nil
Tom Carr	8 Parkside Ave., Cockermouth, Cumbria, UK CA13 0DR	20,000	20,000	Nil
Jorge Carmello	962 K St, Brawley, CA 92227	10,000	10,000	Nil
Larry Clarke	180 Bow Rd Fox Island, WA 98333	25,000	25,000	Nil
Elissa Rosenthal	215 Middle Neck Rd., Giant Neck, NY 11021	10,000	10,000	Nil
Eileen Alaimo	21 Colby Dr., Kings Park, NY 11754	25,000	25,000	Nil
Thomas Alaimo	21 Colby Dr., Kings Park, NY 11754	25,000	25,000	Nil
Donna Alaimo	8 Marwood Pl., Stoney Brook NY 11790	450,000	450,000	Nil
Demetrios Mikelis	PO Box 323-H, Scarsdale, NY 10583	5,000	5,000	Nil
Matthew Levy	27 Cardinal Ln., Hauppauge, NY 11788	100,000	100,000	Nil
Mary Alaimo	8 Redwood Ln., MillerPlace NY 11764	10,000	10,000	Nil
Pierre Skelton	4 Cheryl St., Hudson, PA 18705	5,000	5,000	Nil
Frank Tramantano	79 3rd Ave East Rockaway, NY 11518	10,000	10,000	Nil
Daniel Bejar	P.O Box 1342 Prescott AZ 86302	65,000	65,000	Nil
Fred Atchity	9169 Great Blue Heron Way, Blaine, WA 98230	100,000	100,000	Nil
Total		3,205,000	3,205,000	Nil

(1) Chancery Lane Investment Group Inc is a Corporation owned and controlled by Andrew Godfrey, 51A Dean St., Belize City, Belize, Central America.

(2)  The Excalibur Group A.G. is a Corporation owned and controlled by Lionel R. Welch, 76 Dean St., Belize City, Belize, Central America.

PLAN OF DISTRIBUTION

The Selling Shareholders are free to offer and sell their common shares at such times, in such manner and at such prices as they may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its securities. The Selling Shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares.

The Selling Shareholders may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

Pursuant to Regulation M, in connection with a distribution of securities, it shall be unlawful for a distribution participant or an affiliated purchaser of such person, directly or indirectly, to bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restricted period. The restricted period for the Company means the period beginning on the later of five business days prior to the determination of the offering price, or such time that a person becomes a distribution participant, and ending upon such person's completion of participation in the distribution. Therefore, there may be a delay in the time between which shares of stock owned by Selling Shareholders are eligible for sale, and the date the Selling Shareholders may, in fact, be qualified to sell. We have informed the Selling Shareholders that the anti-manipulation rules of Regulation M may apply to their sales in the market and have provided each Selling Shareholder with a copy of such rules and regulations.

The Selling Shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided it meets the criteria and conforms to the requirements of such Rule.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following description of the capital stock of the Company and certain provisions of the Company's Articles of Incorporation and Bylaws is a summary and is qualified in its entirety by the provisions of the Articles of Incorporation and Bylaws.

The Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, with a par value of $0.001. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company; (b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan, other financing arrangements or otherwise. As of the date of this Prospectus, the Company had 4,525,000 of common stock outstanding.

Non-Cumulative Voting.

The holders of Shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of the Company's directors.

Common Stock

The Common Stock holders have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to the holders of shares of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Except as described herein, no pre-emptive, subscription, or conversion rights pertain to the Common Stock and no redemption or sinking fund provisions exist for the benefit thereof. All outstanding shares of Common Stock offered hereby will be duly authorized, validly issued, fully paid and non-assessable.

As a consequence of their ownership of Common Stock, the current stockholders of the Company will continue to control a majority of the voting power of the Company and, accordingly, will be able to elect all of the Company's directors.

Preferred Stock

There are no Preferred shares authorized or issued.

Employee Stock Option Plan

The Company does not have an Employee Stock Option Plan at this time.

Transfer Agent

Stalt, Inc., 671 Oak Grove Avenue, Suite C, Menlo Park, CA 94025 will serve as Transfer Agent for the shares of Common Stock

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Parsons/Burnett, LLP, of Bellevue, Washington, an independent legal counsel, has provided an opinion on the validity of Aldar Group, Inc.'s common stock.

Legal – James B. Parsons

Parsons/Burnett LLC

10900 N.E. 4th Street
Suite 2070
Bellevue, WA  98004
425-451-8036 (office)
425-451-8568 (fax)
The audited balance sheets of Aldar Group, Inc. as of September 30, 2007 and June 30, 2007 and 2006, and the statements of operations, stockholders' equity (deficit), and cash flows for the periods then ended included in this Prospectus, have been included herein in reliance on the reports of Child, Van Wagoner & Bradshaw, PLLC, independent certified public accountants, given on the authority of that firm as experts in auditing and accounting. Those reports, dated January 24, 2008, contain explanatory paragraphs describing conditions that raise substantial doubt about the Company's ability to continue as a going concern, as described in Note 6 to those financial statements.

Accounting-
Child, Van Wagoner & Bradshaw, PLLC
1284 W. Flint Meadow Dr., Ste. D
Kaysville, UT 84037
Ph.  801-927-1337
Fax. 801-927-1344

DESCRIPTION OF BUSINESS

General

Aldar Group, Inc. is a for profit Nevada Corporation formed on July 15, 2004 for the purpose of acquiring, selling and breeding thoroughbred horses. The Aldar Group operations are principally based in the Pacific Northwest, with a focus on Washington State and its Washington Thoroughbred Breeders Association (WBTA) of which they are members, and Emerald Downs thoroughbred breeding and racing programs. We are engaged in breeding, buying and selling of thoroughbreds, "pinhooking" and in the future racing of thoroughbred horses. "Pinhooking" involves the purchase of a yearling, that is, a horse that is between one and two years old, with a view towards training and then reselling that horse as a two-year-old. The term “pinhooking” is an old Kentucky tobacco idiom used when a speculator would buy a farmer’s young plants and later identify them with a pinned note at market. Buying the produce low and selling it high would return substantial profit for the speculators.1 In terms of thoroughbred auctions, pinhooking describes the practice of buying yearling horses at auction, overseeing their breaking and training, and eventually bringing them back to the auction ring to sell again as race-ready two-year-olds in training. The same practice can be done with weanlings to resell as yearlings. (Info on pinhooking was found in THE BLOODHORSE of March 28, 1981 in a article entitled “A Pinhooker Needs to be Sharp” by Dan Mearns) – (http://www.bradleytbred.com/pinhookingventures.html)

Those horses that we are unable to pinhook at an acceptable profit, we plan to enter in races because we expect that if a horse is successful at racing, its value will increase. As of September 30, 2007, we held full title to four thoroughbreds, as well as ownership interests in two thoroughbred stallion syndicates, which are based at El Dorado farms in Enumclaw, Washington. Aldar also owns a one-third interest in a racing filly “RUSSIAN,” also boarded at El Dorado Farms.

Today El Dorado boards an average of over thirty mares year round, with as many as 160 horses on their farms at peak periods.  They have upgraded their own broodmare band with additions from sales in Kentucky, and send their open mares to the Bluegrass for breeding.  They also purchase a weanling or two from outside Washington every year for pinhooking and are our advisors on our regional and future out of State breeding and pinhooking programs.

Historical Background Of Our Company

The following is a detailed chronology of the steps we have taken in furtherance of our business plan, beginning in 2004, prior to our incorporation. Our President, Mr. Jake Bottay, has dedicated much of the past three years to developing and building the concept of the Company.

Mr. Bottay spent much of 2003-2004 studying and developing a plan for engaging in profitable purchasing, breeding and pinhooking. Mr. Bottay's market research came from several sources, including his personal experience, his participation in off-track betting and their publications, and from his extensive reading of books and trade publications in the field, including periodicals such as Washington Thoroughbred, Blood Horse and Thoroughbred Times. Mr. Bottay's objective was threefold. He wished to (i) build a solid understanding of the thoroughbred market, (ii) conduct extensive first hand research, and (iii) develop a solid business plan for the Company.

 January-June of 2004

In addition to networking in Vancouver, Canada and the Northwest United States, Mr. Bottay made numerous trips around North America in conjunction with his other business interest to meet with individuals and entities in the thoroughbred industry. Mr. Bottay continued to investigate formal racing partnerships and potential investments in ownerships with other individuals. His continued involvement with other horse owners provided additional market research.

 July 2004-June 2006:

Mr. Bottay accessed thoroughbred auctions around the country, including, but not limited to, the Keenland, Ocalla and Fasig-Tipton Auctions. Mr. Bottay met with consigners in the horse breeding and training business. He formed Aldar Group in July of 2004 and purchased their first thoroughbred interest in the Thoroughbred Syndicate of PRIVATE GOLD in February of 2006. He then purchased two mares in foal to CAHILL ROAD, both proven broodmares in February of 2006. Aldar’s first foals arrived in April of 2006, a colt to BABY ALICE and a filly to LOIS LANER. The mares were successfully rebred in late May, BABY ALICE to CAHILL ROAD and LOIS LANER to PRIVATE GOLD. Aldar had its first setback in June of 2006 with the demise of the BABY ALICE foal through an incurable infection. Upon advice of its veterinary, Robert Campbell, the foal was euthanized.

The Company sold 1,010,000 shares at $.001 between January and July of 2004 for formation capital. The Company remained in a development stage for over a year. It subsequently issued 250,000 shares of its Common Stock in 2005 at $.10 to 3 investors for a capital raise of $25,000.    The Company relied upon the exemption afforded by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these shares.

January 2006:   The Company purchased its first Thoroughbred Interest by joining the PRIVATE GOLD SYNDICATE for $5,000 with the assistance of Ron and Nina Hagen of El Dorado Farms in Enumclaw, Washington. Private Gold is a winner of 2 major Thoroughbred Stakes Races and will stand his first year at Stud at El Dorado Farms.

Feb. 2006:     The Company acquired two additional horses, BABY ALICE and LOIS LANER, both in foal to CAHILL ROAD. Cahill Road is a Grade 1 winner and full brother to champion Unbridled, who is Washington's leading sire in lifetime progeny earnings. His runners have earned more than $15,800,000 with average earnings per starter of almost $51,000, and an Average Earnings Index of 1.28. He is the sire of 42 stakes horses, 25 of them stakes winners, including two champions, and 39 earners of more than $100,000 each. His runners earned more than $1,000,000 in 2005 alone and in seven of the eight years preceding.  BABY ALICE and LOIS LANER were purchased with the assistance of Dana Halvorsen of Halvorsen Bloodstock for a total sum of $25,000 at the farm of George Dill. The funds used to purchase these horses came from shareholder Capital and an $11,000 loan from the President of Greenleaf Capital, Kevin M. Murphy, the company’s Original Incorporator, President and Director.

Feb. 2006:    The Company chose to use as its Resident Farm El Dorado Farms of Enumclaw, Washington for the boarding and breeding of our thoroughbred horses. El Dorado Farms, our resource for our breeding, sales prep and boarding was established in 1984 by Ron and Nina Hagen.

Feb. 2006:    Aldar Group, Inc. formed the Advisory Board with Kevin M. Murphy of Greenleaf  Capital, Ron and Nina Hagen of El Dorado Farms, and Dana Halvorsen of Halvorsen Bloodstock. Aldar retained legal, accounting and stock transfer services through previous business associations and retained Wannigan Capital as our Investment Bankers and Corporate Consultants. Mr. Kevin M. Murphy CEO of Wannigan Capital and Greenleaf Capital agreed to Chair our Advisory Board.

March 2006      Aldar Group joins Washington Thoroughbred Breeders Association (WBTA)

April 14, 2006      Aldar Group mare, LOIS LANER, delivers a healthy filly on Good Friday- FRIDAY’S GIRL.

April 15, 2006:      Aldar Group mare, BABY ALICE, delivers a healthy colt.

May 2006:       Aldar Group  purchases share in CAHILL ROAD SYNDICATE.

May 2006:       LOIS LANER successfully rebred to PRIVATE GOLD.

May 2006:       BABY ALICE successfully rebred to CAHILL ROAD.

June 2006:       BABY ALICE foal diagnosed with acute virus.

July 2006:       BABY ALICE foal diagnosed as incurable by Vet, Bob Campbell, and euthanized.

September 1, 2006:    LOIS LANER foal Nominated for the 2006 Breeders Cup qualification.

September 5, 2006:   Aldar group purchases HIP 101. Cascade Park, f., Ecton Park–Cascade Dancer (Ben-Ben Farms) for $4,500 at the 2006 WTBA Summer Yearling Sale held at the at the Morris J. Alhadeff Sales Pavilion located at Emerald Downs racetrack in Auburn, WA.

September 2006:     Aldar Group purchases a one-third interest in Russian for $10,000 in a private transaction.

October 2006:     Aldar Group  retains Doris Harwood, one of Emerald Downs top 2006 two-year-old trainers, to prepare and break Cascade Park. Aldar Group Russian partnership also has retained Doris Harwood.

February 2, 2007: Cascade Park and Russian moved to Emerald Downs for preparatory training for the 2007 Thoroughbred racing season.

February 2007:   Aldar Group purchases Matty G, breeding season.

February 2007: Aldar Group, Inc. registers with Washington State Racing Commission.

February 24, 2007:  CASCADE PARK starts time and speed training.

March 2007:  Pat Rhodes, CPA, retained by Aldar Group to prepare financials for audit in preparation of filing for future SEC fully reporting status.

April 2007:  Aldar Group, Inc. orders Racing Silks for Emerald Down 2007 Racing Season.

April 2007:  Aldar Group submits LOIS LANER foal nomination to the WTBA September auction for our first Aldar-bred Thoroughbred sale.

April 2007:   LOIS LANER bred to Matty G.

April 2007: Baby Alice / Cahill Road foal born. 165 lbs; 46 inches tall.

May 2007: Russian runs her first race in $40,000 claimer Maiden Race and runs fourth earning $1,193.

July 4, 2007:  RUSSIAN wins maiden race, wins $7,645.

August 11, 2007:  Russian places second, wins $8,100.

Sept 2, 2007:  RUSSIAN places 4th, wins $1,388.

Sept 13, 2007:  CASCADE PARK runs her first race - a $7,500 Claiming Race - and runs 3rd with a late rally, wins $1,005.

Sept 27, 2007:  CASCADE PARK places second, wins $1,340.

December 3, 2007:  Aldar sells first foal it has bred from its breeding program at the Washington Thoroughbred Breeders Association auction for $6,200.

January 2008, RUSSIAN returns to training at Emerald Downs, Washington with Doris Harwood for the April-September Washington Thoroughbred racing season.

Business

Glossary Of Terms And Explanations Of Our Corporate Criteria

(This is a partial list of terms associated with the Thoroughbred Breeding and Racing industry, and has been included to assist the readers of this document.)

Allowance race - a race in which a horse runs without a claiming price, and therefore cannot be claimed. Allowance races are run according to conditions of eligibility.

Bloodstock agent - a broker who represents the purchaser or seller (or both) or Thoroughbreds at public or private sale, general in exchange for a commission.

Broodmare - a female horse in foal or previously used for breeding.

Broodmare prospect - a filly or mare that has not been bred.

Claiming race - a race in which a horse carries a price tag which indicates the price.

Colt - a male horse under 5 years of age.

Conformation - the structure of a thoroughbred as determined by the arrangement of its parts.

Consignor - an owner of a thoroughbred, or an agent of an owner, who has contracted with a sales company for sale of a horse at a public auction.

Dam - the female parent of a horse.

Farrier - a person who trims and shoes horses’ hoofs.

Filly - a female horse under 5 years of age.

Foal - the young offspring of a horse, usually a horse under 1 year of age.

Gelding - a castrated male horse.

Horse - an uncastrated male horse after his 5th birthday.

In Foal - refers to a pregnant broodmare.

Mare - a female horse 5 years of age or older.

Purse - the amount of money designated by the race track in which the entrants of the race are running for a specific percentage of according to their finish position.

Select Sale - a public auction of Thoroughbreds with certain conformation and pedigree restrictions in contrast to an open sale where the only requirement is an entry fee.

Sire - a stallion which has produced a foal.

Stake race - a race that is run for a higher purse where there is an entrance fee which applies in order to compete.

Stallion - a male horse used for breeding.

Stallion Prospect - an uncastrated male horse that has not been bred; usually a horse still in training or recently retired from racing.

Sound - a term used to denote a Thoroughbred’s health and freedom from disease or lameness.

Speed Figure - a final time analysis of a particular horse in a race after adjustments of a track variant and beaten lengths are applied.

Suckling - a Thoroughbred still nursing.

Trip - a course of action a horse encounters during a race.

Weanling - Thoroughbred foal which has been weaned from its dam.

Pedigree

"What I am attempting is to prepare the reader for the conclusion that there is no conclusion to the study of pedigrees." J. A. Estes, former editor of The Blood-Horse

Pedigree refers to a horse's family tree, with its paternal ancestors -- sire/father -- on the top, and its maternal ancestors -- dam/mother -- on the bottom. A horse's pedigree provides insight into its potential ability and value.

A few basic points to consider from among the numerous facts and attributes regarding a sire are number and size of foal crops; percentage of progeny that are starters, winners and stakes winners; type of horse the sire produces: turf or dirt, sprint or route; precociousness of his foals -- does he produce better 2-year-old runners or do they develop more slowly?; and age of the sire -- some people believe the horse's ability to pass on desirable traits diminishes as he gets older.

As with a sire, there are many factors to consider with regard to a dam. Such factors to consider are racing and produce record of the female side, going back at least two generations; performance of her foals on the track -- how many made it to the track and started? What was their race record, i.e., number of starts, wins and purse money earned? How long did they withstand training?; and number of full and/or half-siblings that have been stakes performers.

There are as many theories about pedigree as there are theories about how to make money in the stock market. For example, some pedigree consultants pay particular attention to in-breeding and out-crossing, while others elect to focus on the physical or performance characteristics of the horse. Because beliefs differ so greatly, you should be as familiar with as many as you can, and select those theories you find most appealing.

Inbreeding

Inbreeding is the term utilized to describe breeding in which the same ancestor appears two or more times within the first four generations of pedigree. For example, if the same ancestor appears in the third generation and again in the fourth, the horse is referred to as being "inbred 3x4." The significance of inbreeding is that the ancestor to whom the particular horse is inbred will have greater influence, thus emphasizing certain characteristics. Most believe it is radical for a horse to be inbred closer than 3x3.

Example: Grand Slam is inbred to Bold Ruler 4x4, Native Dancer 4x5, Nasrullah 5x5x5, Princequillo 5x5, and Tom Fool 5x5.

Outcrossing

Outcross breeding is the opposite of inbreeding in that there is no repeat presence within four or more generations. An outcross is believed to offer greater variety and avoid concentration of good and bad characteristics.

Example: Lite the Fuse is a total outcross through his first five generations.

Nicking

If it worked for them, it will work for me. That pretty much sums up nicking - the theory of copying the mating of a successful horse to produce another successful horse. Nicking theorists believe there is a benefit to the crossing of certain horses or sire lines and successful crosses can be repeated. The most popular nick in recent times has been the Mr. Prospector/Northern Dancer nick

.An example of the Mr. Prospector/Northern Dancer nick is Fusaichi Pegasus.

Like all breeding theories, nicking has its supporters and detractors. Supporters argue it is an indispensable part of their breeding program while detractors say it is but a small piece of a much larger puzzle. The principles of breeding to type, considering conformation faults, and balancing attitude and racing character should carry equal, if not more, weight than nicking statistics. Common sense and good horsemanship should play a larger role than theory.

SOURCE: Frank Mitchell, Nicking: proven formula fails more often than not, Mid-Atlantic Thoroughbred, February 2000

Explanation Of Performance And Production Indexes

When you read through the Stakes Winners section of The Blood-Horse and the Stakes Results section of Thoroughbred Times, you will notice the performance summaries of stallions contain production indexes such as SI, AEI, CI, ComSI, etc. Below, these indexes and other performance and production indexes found in the above-mentioned publications as well as other publications are defined.

Racing Index (RI)
The RI is based on the average earnings per start of runners in North America. The RI is calculated by taking all foals born in a given year and determining that crop's average earnings per start for each year that it raced. Colts and fillies are separated for the calculation. After five years of racing, a runner's RI does not change, even if it continues to race. The average earnings per start for a crop for a given year is set at 1.00. A RI of 2.00 would have earned twice as much per start during a given year as a horse of the same sex, from the same crop with a RI of 1.00

Sire Index (SI)
An average of the RIs for all of the stallion's foals that have started three or more times in North America.

Comparable Sire Index (ComSI)
The average of the RIs of progeny produced from mares bred to subject stallion, excluding foals by subject stallion.

Average Earnings Index (AEI)
An index of the lifetime earnings of a sire's runners compared to the average of all runners in the same years; average earnings of all runners in a given year is set at 1.00.

Comparable Index (CI)
The average earnings of progeny produced by mares bred to one stallion when they were bred to other stallions.

Broodmare Sire Index (BSI)
An average of the RI of all foals out of the sire's daughters that started at least three times. For BSI to be calculated, a broodmare sire must be represented by a minimum of 75 starters lifetime.

Further Reading and Explanation of Performance and Production Indexes

There are a number of books on pedigree available through various publishers. Below is a list of books on pedigree. Some are recent and others quite old, but what they discuss is still relevant to understanding pedigree in the modern Thoroughbred. We do not endorse or recommend one book over another, but only provide this list as a resource.

Breeding Bloodstock by Sir Charles Leicester

Breeding for Racing by John Hislop

Breeding the Racehorse by Federico Tesio

Dynasties: Great Thoroughbred Stallions by Edward L. Bowen

Functional Development of the Thoroughbred by Franco Varolo

Inbreeding to Superior Females: Using the Rasmussen Factor to Produce Better Racehorses by Rommy Faversham and Leon Rasmussen

Matriarchs: Great Mares of the 20th Century by Edward L. Bowen

Names in Pedigrees by Joe Palmer

Patterns of Greatness by Alan Porter

Patterns of Greatness II by Alan Porter and Anne Peters

The Estes Formula for Breeding Stakes Winners by Joseph A. Estes

The Great Breeders and Their Methods by Abram S. Hewitt

Typology of the Racehorse by Franco Varola

Also, a good on-line resource for looking up pedigrees can be found at the Del Mar Thoroughbred Club's web site at www.dmtc.com. Under the Quick Links section of the homepage, choose "Pedigree" from the "Horsemen" dropdown menu. The site is free.

Conformation

Conformation is the physical appearance of an animal due to the arrangement of muscle, bone and other body tissue. It is the sum of these body parts and how they blend together which determines the acceptability or unacceptability of the horse's conformation. Good conformation is the overall blending of body parts to form a thoroughbred  athlete.

No horse is conformed perfectly. Aldar Group focuses its examining of potential on excluding those with physical faults our team considers unacceptable.

Overall, when examining a horse we should consider balance, bone, intelligence and athleticism.

Balance - Is the horse well-proportioned? Does the frame suit its muscle?

Bone - Does it appear to be substantial - not too light?

Intelligence - Does the horse seem in control, aware of its surroundings, alert?

Athleticism - Does the horse look physically fit and capable?

Every horse has some physical fault with regard to pedigree and conformation. The art or science of evaluating a horse is deciding which of those faults are less likely to adversely impact the intended use of the animal. We will rely on our consultants and advisors in most of these matters.

It is helpful to know something about the pedigree of the horse as it may relate to a particular horse's conformation. Some sires pass similar conformational faults to offspring, with some of the faults having little or no consequence with respect to their racing success.

Everyone has different thresholds with regard to what constitutes acceptable faults. We must establish our own thresholds, but be realistic considering our budget.

Aldar Group Guidelines Developed From Reaserch By Management And The Advisory Board For The Purchase Of Thoroughbreds For Breeding And Racing

Conformation Essentials
Side View

Illustrations courtesy of the American Youth Horse Council's Horse Industry Handbook

Feet - A horse's hooves must be able to withstand a great deal of pressure. At full speed, a 1,000-pound Thoroughbred will place the equivalent of 100 times the force of gravity on each hoof with every stride, so it is essential that the foot be shaped properly to withstand this concussion and to dissipate the shock of impact. Consider the proportion, substance and size of the hoof. The underside of the hoof should have a round, slightly oval shape, with some depth. Some believe that larger feet indicate an aptitude for turf racing.

Pasterns - The pastern should be at a 45-degree angle (example A; example B shows a too-sloping pastern; example C shows a too-upright pastern). Its length should be proportionate; too long a pastern could indicate weakness and tendon strain, while if too short it may absorb too much concussion, thus stressing the bone structure.

Ankle - As with the pastern, the ankle-joint size should be proportionate to the rest of the leg. Beware of spread or prominent sesamoids.

Cannon bones - Ideally, the cannon bone should be short, strong, and have mass. The cannon bone bears the most weight of any bone in a horse's body. The bone should exit the lower knee or hock cleanly and be well-centered.

Knee - Bones in and leading to the knee should line up in a balanced manner; not tilting forward ("over at the knee" or "buck-kneed") or back ("back at the knee" or "calf-kneed"), nor severely offset to one side or the other.

Shoulder - The shoulder should have the same slope or angle as the pastern (see diagram at right). The ideal slope of the shoulder is approximately 45 to 50 degrees. In general, the angle of the pastern will correspond with the angle of the shoulder. Stride length is largely determined by the conformation of the shoulder. The straighter the shoulder, the shorter the stride. Also, a straight shoulder absorbs concussion instead of dispensing it and will put stress on the bones of the leg and shoulder.

Neck - A horse's neck should be sufficient in scope to provide adequate wind for the horse and be well tied in at the withers, while not being too low or "ewe necked." A horse with a well-muscled, well-proportioned neck has a longer, more rhythmic stride and can more easily maintain its balance when running. An easy, rhythmic stride will cause less fatigue while racing. Fatigue can increase the chances of injury. In short, does the neck fit the rest of the body?

Head - The head should be broad enough to permit adequate air passage. Generally, the distance from the back of the jaw to where the head ties into the neck should be about the size of a fist. Nostrils should be of adequate size. People refer to an "attractive" head. That usually means the head is short, with well-set ears; has large bold eyes, a short distance from eye to muzzle, large nostrils and a refined muzzle with a shallow mouth. In general, there is no physiological benefit to the horse having an "attractive" head. An "ugly" head functions similarly to an attractive head.

Eye - The eyes should be big and bright. Look for an intelligent, keen eye. A horse with a lot of white around the eye is often nervous and flighty.

Back - The distance from the withers to top of croup or hips should match the length of the horse's neck from the poll to the withers. The length of the back is directly related to the slope of shoulder. The steeper the shoulder, the longer the back. A horse with a long back is usually not as well balanced as a short-backed horse.

Hips/Buttocks - The croup or hip should have a gentle slope; not too steep or flat - and good width. The gaskin should depict strength and should complement the muscles of the quarters.

Hocks - A horse's hocks should not be straight as a post, nor curved so deeply as to be "sickle-hocked," but somewhere in between. Ideally, if you dropped an imaginary plumb line from the point of the buttocks to the ground, it should run parallel to the cannon bone and be slightly behind the heel.

Stance - Does the horse stand with hocks tucked up underneath the body, "sickle-hocked," or behind the body like a German Shepherd? The horse should be standing balanced and straight. The same goes for the front legs. Is the horse straight and balanced or is it camped under (example A, right) or camped out (example B)?

Conformation Essentials
Front and Rear Views

Illustrations courtesy of the American Youth Horse Council's Horse Industry Handbook

Feet - Look for balanced feet on both sides, or symmetry. Avoid misshapen, dished or cracked feet.

Cannon bones - From the front, the cannon bones should appear straight and be of the same length. Keep an eye out for splints under the knee, on the front of the cannon bones. Example A shows a bow-legged horse, example B a knock-kneed horse, and example C shows offset or bench knees.

Knees - It is best if the knees are set squarely on top of the cannon bones, not off to one side or another: "Offset knees."

Chest - A horse's chest should be broad and appear powerful. Narrow chested or slab-sided horses are said to lack power.

Shoulder - Look for balance, symmetry and good muscling. A straight line from the point of the shoulder should bisect the entire front leg all the way to the toe. Also, the width of the toes on the ground should be the same width as their origin in the chest.

Hocks - From the rear, the hocks should appear to point straight at you and not turn in -- "cow hocks" or turn out -- "open in the hocks" or "bow-legged." Ideally, an imaginary line from the point of the buttocks to the ground should bisect the gaskin, hock and hoof.

Hip/Buttocks - Note that much of the horse's athleticism and power comes from behind. Definition and development are key attributes.

CONFORMATION ESSENTIALS
Walking Stride

Illustrations courtesy of the American Youth Horse Council's Horse Industry Handbook

Front/Rear view - The horse should move straight toward and away from you. Observe whether the horse toes-in or toes-out as it walks. In example A, a horse who's legs and feet are aligned properly will stride straight ahead. In example B, a horse who toes out will have a tendency to "wing in," increasing the likelihood that the swinging leg will strike the supporting leg during the stride. In example C, a horse who toes in has a tendency to "wing out" or "paddle, increasing stress on the outside of the limbs.

Side view - Check for the overstep, meaning do the hind feet reach beyond the front hoof prints? Observe the horse's head. Be certain it does not bob unusually when walking, as this may indicate soreness or lameness.

Walk - Look for a smooth, long stride. Avoid yearlings that walk "wide" in front.

Unsoundnesses And Blemishes
Front Legs

Illustrations courtesy of the American Youth Horse Council's Horse Industry Handbook

An unsoundness is any defect in form or function that interferes with the usefulness of the horse. A blemish is an acquired physical defect that does not interfere with the usefulness of the horse, but may diminish its value.

Some common unsoundnesses of the front leg are:

Splint - (See illustration at right.) A calcification or bony growth, usually occurring on the inside of the cannon bone or splint bone. It typically results from a tear of the interosseous ligament that binds the splint bone to the cannon bone, but can result from any inflammation of the periosteum (thin sheathing that covers the bone). They are the result of trauma, but can be caused by slipping, running, jumping or as a result of some other concussion injury such as a kick. The location of the splint will determine if one calls it an unsoundness or a blemish. Blistering, surgery and rest are all treatments. Poor nutrition and faulty conformation (over at the knees or offset knees) can be predisposing factors.

Bucked Shins - An enlargement on the front of the cannon bone between the knee and the fetlock joints. This enlargement is due to trauma to the periosteum, most often caused by concussion. Generally, the condition is confined to soreness, but if a periostitis occurs new bone growth can result that gives one the perceived look of a "bucked" shin. This injury occurs most often in young horses in heavy training.

Bowed Tendon - (See illustration at right.) An inflammation and enlargement of the flexor tendon at the back of the front cannon bone. The general cause is severe strain. Back at the knees, long, weak pasterns, a long toe and low heel and improper shoeing are all predisposing causes. The bowed appearance is due to the formation of fibrinous tissue. Bows are classified as low, medium or high depending on location. Treatment usually requires long periods of rest. The use of enzyme injections, laser and surgical procedures are all currently being used to try and treat this injury.

Osselet - An inflammation of the periosteum on the anterior surface of the fetlock joint leading to bony outgrowths. Any conformational faults such as upright or straight pasterns that increase concussion contribute to this condition.

Sesamoiditis - An inflammation of the proximal sesamoid bones that usually results in chronic lameness. The initial cause is trauma and strain to the fetlock and injury to the sesamoid bones. A tear in the suspensory ligament can also lead to this condition.

Wind Puffs - Puffy, soft fluid-filled swellings that occur around a joint capsule, tendon sheath or bursa. They are the result of excess synovial fluid and can be found above the knee but usually are on the fetlock and pastern as a result of trauma. Wind puffs rarely cause lameness.

Navicular Disease - Any injury of the navicular bone on the front of the foot. Faulty conformation and injuries are the main causes of this condition. A straight pastern and shoulder or a small foot will increase the concussion on the navicular bone, thus forcing it against the flexor tendon causing excess friction and damage to the bursa sac. Horses with this condition have a shortened stride and tend to go up on their toes with an increased tendency to stumble. A resting and standing horse may "point" the affected toe. Corrective shoeing with a short toe and elevated heel helps, but there is no cure.

Carpitis or Popped Knee - Any enlargement of the knee joint as a result of inflammation to the joint capsule, the bones of the carpus (knee) or the associative ligaments. Faulty conformation such as back at the knees or offset knees contributes to this condition.

Epiphysitis - An inflammation of the epiphyseal cartilage plate (growth plate) of the long bones. It most often affects the front legs as a result of trauma, infection or nutrition. It is a condition that affects young, growing horses.

Capped Elbow or Shoe Boil - A bursitis or swelling at the point of the elbow that is usually caused by irritation to the elbow bursa with the shoe or hoof of the front foot when lying down. It is most commonly found in stabled horses or horses that have other injuries or lameness problems.

Unsoundnesses And Blemishes
Hind Legs

Illustrations courtesy of the American Youth Horse Council's Horse Industry Handbook

An unsoundness is any defect in form or function that interferes with the usefulness of the horse. A blemish is an acquired physical defect that does not interfere with the usefulness of the horse, but may diminish its value.

Some common unsoundnesses of the hind leg are:

Knocked-down Hip - A condition where one hip is lower than the other when viewed from the rear. This condition is usually the result of a fracture at the point of one hip. Animals maybe serviceable, but probably will not be able to perform at a high level.

Stifle Lameness or Gonitis - Any inflammation of this large muscular joint structure. If the condition becomes chronic synovial joint inflammation or arthritis has occurred, recovery is poor. Early detection and removal of the strain increases the chances of a full recovery.

Stifled or Upward Fixation of the Patella - A type of stifle inflammation in which the patella locks and causes the leg to remain in an extended position. Young horses may outgrow the condition while older horses will need surgical intervention.

Stringhalt - An exaggerated lifting and forward motion of one or both hocks that is spasmodic and involuntary. It is particularly noticeable when the animal is backed up after the horse has been standing stationary for a period of time. A horse that is warmed up will usually walk out of the condition.

Curb - (See illustration at right.) A hard enlargement on the rear of the cannon bone immediately below the hock. It begins as an inflammation of the plantar ligament and the inflammation leads to a thickening of the ligament. Faulty conformation such as sickle and cow hocks are predisposing factors.

Capped Hock - This condition is one of the most common blemishes of the hind leg. It is a firm enlargement at the point of the hock that is the result of an inflammation of the bursa. It usually is caused by trauma to the hock.

Thoroughpin - Soft, fluid-filled enlargement in the hollow of the hock. The swelling can be pushed freely from the outside to inside of the hock. The blemish is caused by a strain to the flexor tendon that has allowed synovial fluid to escape from the joint capsule.

Bog Spavin - A soft distension on the inside front portion of the hock. It is caused by inflammation of the synovial membrane of the hock. Straight hocks, strain and rickets have been known to be causes. Bog spavins may be treated with some success by draining, corticoid therapy, firing or blistering.

Bone Spavin - (See illustration at right.) A bony enlargement on the lower interior surface of the hock that may result in limited flexion of the hock. Faulty hock conformation, excessive concussion and nutritional and hereditary conditions are predisposing factors.

Blood Spavin - A term that describes varicose veins in a horse.

Occult Spavin - A hock lameness without any visible signs. It is also known as a blind spavin. Prognosis is not good because they lead to chronic discomfort and pain.

Company Overview

We were organized as a business corporation under the laws of the State of Nevada on July 15, 2004. We were formed originally to engage in any legal business enterprise. Mr. Bottay chose to engage in purchasing, breeding, "pinhooking" and racing of thoroughbred horses. "Pinhooking" involves the purchase of a yearling, that is, a horse which is between one and two years old, with a view towards training and then reselling that horse as a two-year-old. Those horses that we are unable to pinhook at an acceptable profit we plan to enter in races because we expect that if a horse is successful at racing, its value will increase. As of December 31, 2007 we held full title to four thoroughbreds, ownership interests in two stallion syndicates, and a one-third interest in a racing/ breeding partnership.  We purchase our thoroughbreds from non-affiliated breeders of thoroughbreds and successfully bred a yearling from our mares in 2006. Both our current mares have been bred in 2006 and 2007 with one foal born in April 2007 and two due in 2008. We have two racing interests for the 2008 Emerald downs season.

Our Chief Executive Officer, President and sole employee, Jake Bottay, currently makes all the decisions regarding the breeding, purchasing, training, racing and selling of our thoroughbred horses. In particular, Mr. Bottay makes the decisions regarding: (i) whether to purchase a certain thoroughbred horse; (ii) who would be retained to break-in and train the thoroughbred; (iii) whether the thoroughbred should be sold as a two year old (i.e., pinhooked); (iv) whether the thoroughbred should be kept and entered into future races; and (v) if raced, at what point if any, the thoroughbred would be sold.

Mr. Bottay has limited experience in purchasing, breeding, pinhooking and racing of thoroughbred horses. As a result, Mr. Bottay may, from time to time, retain consultants experienced in the thoroughbred industry to: (i) assist him in determining which thoroughbreds to purchase; (ii) assist him in training the purchased thoroughbreds; and (iii) assist him in determining whether the thoroughbred should be sold as a two year old or raced.

We expect to incur numerous expenses in our efforts to breed, pinhook and race thoroughbred horses. First, we expect to pay for board and care of the horses. We expect to pay a 5% consultant fee for all thoroughbreds we purchase with the assistance of a consultant. Second, we plan to hire horse trainers to maintain, care and train our thoroughbreds. Such horse trainers will bill us for veterinary, food, shipping, blacksmith, breaking in and training expenses. We also expect to make payments to these horse trainers of 5% of the sales price of each thoroughbred that they train and we sell. Additional expenses could include sale nominations and entry fees, advertising and video production.

We also expect to incur mortality and surgical insurance expense. This insurance will cost approximately 2.5% to 4% of the purchase price of each horse. Additionally, for each thoroughbred we sell at auction, we expect to pay a fee of 5% of the sale price to the auction house.

Summary Of Sold Horses

As of this date Aldar Group has sold one of its thoroughbred horses it bred and raised at El Dorado Farms at the WBTA Auction in December of 2007 for $6,200.

Plan Of Operations For The Next 12 Months

We have developed a plan of operations reflecting our objectives and anticipated growth for the next 12 months and beyond. In our plan, we identify our cash requirements, our anticipated purchases of new horses, and our required staffing and additional funding requirements to fulfill our business objectives.

Cash Requirements

We estimate that we require a minimum of approximately $50,000 and a maximum of approximately $150,000 to operate for the next 12 months from the date of this Prospectus. The minimum of $50,000 is required for operating expenses, training and care and boarding of our thoroughbreds. The maximum will be required, however, if we attend upcoming Thoroughbred Auctions. This estimate of required funds includes the $5,000 for commissions to our bloodstock agent, $25,000 in estimated operating expenses including office rent, boarding, training, sales preparation and $95,000 in additional overheads for purchases and/or racing our horses.  Additionally, as of January 30, 2008, we held full title to four thoroughbreds and ownership interests in one other thoroughbred and two stallion syndicates.  We expect to generate revenue from the sales of these horses and their foals. Specifically, we have successfully bred our two current mares and have delivered three new foals on April 14 and April 15, 2006, and one foal in April 2007.  In July of 2006, upon the advice of our Vet, Mr. Bob Campbell, we put down our colt by Lois Laner, out of Cahill Road, due to an incurable infection. The foal born April 4 2006 was sold at auction in December 2007 at the WBTA sale for $6,200. To date, we have not generated a net profit and have no sales planned from our breeding program until late 2008. We hope to generate revenue in the second quarter of 2008 from our racing program.

To the extent we are unable to meet our operating expenses, we may borrow funds from our president Mr. Bottay or others, or we may attempt to raise capital from private individuals or institutional investment equity funds. Any funds generated from sales of horses or from equity investments, if any, in our company that exceeds our operating expenses and debt repayments will be used to purchase additional thoroughbred horses.

Change in Number of Employees

We may hire one employee in 2008, and up to three additional employees in 2008/2009, finances permitting, in the areas of farm, marketing and sales.

.

Websites

A substantial amount of work has been completed on the Company's website and can be viewed at www.AldarGroupInc.com. The Company has other sites that we will develop and link to the parent site as they expand the company’s internet presence. The Company purchased these sites:

www.AldarFarms.com

www.AldarThoroughbreds.com

for future expansion of their business enterprise.  The Company will also receive fees and commissions for sales of books through its sales link with Amazon.com. This feature of the website is now currently active by clicking on "Resources" on the Aldar Group home page at www.AldarGroupInc.com The Company is still developing its web site as a commercial venture and once the website is completed, the Company can commence retail business activity, however, the Company has not engaged fully in any operating activities associated with book sales to date. The Company has received no book revenues to date

Marketing

Annually, buyers from across the United States and Canada as well as the international breeding and racing community attend Thoroughbred sales in Washington. According to The Blood-Horse from Market Watch, the Thoroughbred buyers are drawn to Washington’s WTBA Summer Yearling Sales because 88% of the WBTA sale graduates start. That ranks #1 in the nation.  21% of the WBTA sale horses win at 2, ranking 2nd in the nation.  66% of the WBTA sale horses win ranking 2nd in the nation, and finally, 6.4% of the sale horses prove to be stakes winners, ranking 5th in the country. In 2006, from January 1st through the middle of June, 28 former WBTA sale horses have won or placed in stakes races. Their combined lifetime earnings are over 10 million dollars. Their 2006 earnings in the first 6 months exceeded 2.5 million dollars. Our principal marketing focus will be to these buyers that attend the northwest sales and those that we have visit our website.

Outlook

Beyond the vast enjoyment it provides to fans, the thoroughbred racing industry contributes significantly to the economy of the states that allow it. At this point in time, no one can accurately predict what the future will hold, but that future will be determined, in large part, by the legislative bodies of the States that allow it. In Washington State Emerald Downs has shown an increase in Purse values. There is no guarantee that this will continue.

Competition

The Company will compete against established companies with significantly greater financial, marketing, research and development, personnel, and other resources than the Company. Such competition could have a material adverse effect on the Company's profitability. See the Risk Factors section of this Prospectus.

Government Regulation

There are no government regulations regulating the breeding, purchase and sale of Thoroughbred horses. Wagering on Thoroughbred racing is regulated by Federal and State agencies.

Plan Of Operations For The Next 12 Months

We have developed a plan of operations reflecting our objectives and anticipated growth for the next 12 months and beyond. In our plan, we identify our cash requirements, our anticipated purchases of new horses, and our required staffing and additional funding requirements to fulfill our business objectives.

Depending on funding available to the Company we will attend and competitively bid on 1-4 Yearlings at the Sept. 2008 WBTA Summer Yearling Sale, and will send a Company representative to  Keeneland, Kentucky for their September Yearling Sale held September over a two-week period in  2008. These foals may be “Pinhooked” or raced as two-year-olds in 2009. The Company purchased a one-third interest in a filly named  RUSSIAN to train and race at Emerald downs in 2007. RUSSIAN placed fourth or better in four of her six races and won $18, 326.  Russian has been returned to Emerald downs in January 2008 to train for the April-October Emerald downs racing season. The Company purchased a Filly named CASCADE PARK, at the Sept. 2006 WBTA Summer Yearling Sale at Emerald Downs.  That filly was in training to race in 2007 and placed in both her races run in September 2007. The Company plans on returning her to training in February 2008 to run at Emerald Downs starting in April/May 2008. The Company has a one-year-old filly we have bred and may sell at the coming 2008 auctions but no final determination has been made at this time. If we do not sell the foal we will enter her into race training in early October 2009.

We will continue our Mare Breeding program, and have purchased breeding rights to Matty-G for Lois Laner which we consider our best mare. Matty-G was purchased by a Washington syndicate from Kentucky to stand in Washington. We plan on re-breeding Baby Alice to Cahill Road, a proven stallion and one in which we own an interest. Baby Alice delivered a foal in mid- April. Both mares are due to deliver new foals in April 2008.

Cash Requirements

We estimate that we require a minimum of approximately $50,000 and a maximum of approximately $150,000 to operate for the next 12 months from the date of this Prospectus. The minimum of $50,000 is required for operating expenses. The maximum will be required, however, if we attend upcoming thoroughbred auctions. This estimate of required funds includes the $ 5,000 for commissions to our bloodstock agent, $25,000 in estimated operating expenses including office rent, boarding, training, sales preparation, and $95,000 in additional overheads for purchases and/or racing our horses.

To the extent we are unable to meet our operating expenses, we may borrow funds from our president Mr. Bottay or others, or we may attempt to raise capital from private individuals or institutional investment equity funds. Any funds generated from sales of horses or from equity investments, if any, in our company that exceeds our operating expenses and debt repayments will be used to purchase additional thoroughbred horses if available and meet our criteria.

Insurance

The Company does have insurance; $25,000 coverage on its two broodmares and $20,000 coverage on its one foal at this time. We also have $12,000 coverage on our two-year-old filly to race in 2007. The syndicates for the two stallions we have share-ownership in also cover their value under the syndicate agreement and our racing partnerships.  The two-year-old is also insured.

Intellectual Property

The Company does not have substantial intellectual property other than its business plan which is constantly being updated and its website. The Company’s racing colors could be considered an intellectual property and, if possible, will be registered.

Reports to Security Holders

We will be filing this Prospectus as part of a Form S-1 with the Securities and Exchange Commission and will file reports, including quarterly and annual reports, with the Commission pursuant to Section 12(b) or (g) of the Exchange Act. These reports and any other materials filed with the SEC may be read and copied at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The Company files its reports electronically with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

Aldar Group Inc Thoroughbreds

Historical Background And Pedigrees Of Our Thoroughbreds

About Cahill Road – Syndicate share

His foals have an average earnings per runner of $ 52,166 and he has 43 runners that have earned over $100,000 each. CAHILL ROAD is ranked #1 in the NW with multiple Stakes winners / runners and is the Leading Lifetime Sire, by money won, and Ranked 5th for Leading Sire of 2006 with over $152,000 won in the Northwest. We have bred Baby Alice to Cahill for a 2007 foal delivery.

Cahill Road :is a Jockey Club registered 20 year old (1988) Stallion

Cahill Road, a Grade 1 winner and full brother to champion Unbridled, is Washington's leading sire in lifetime progeny earnings. His runners have earned more than $15,800,000 with average earnings per starter of almost $51,000 and an Average Earnings Index of 1.28. He is the sire of 42 stakes horses, 25 of them stakes winners, including two champions, and 39 earners of more than $100,000 each. His runners earned more than $1,000,000 in 2005 alone and in seven of the eight years preceding that.

Cahill Road's first Washington foals raced in 2003, and he's gotten off to a strong start. From those three crops, 49 have won, 25 from his first crop, 18 from his second, and eight from his third, now 3-year-olds, and they've earned more than $1,600,000. Six of those are stakes winners and two are stakes-placed and include Washington champion 3-year-old colt Spanish Highway ($159,715) and Oregon champion 2-year-old male Tom Won.

Cahill Road was a runner. He won the Grade 1 Wood Memorial Invitational Stakes at Aqueduct by three lengths but was injured in that race and retired with earnings of $370,280. He averaged $61,713 for each of his six starts, winning four and placing in the other two.

Cahill Road boasts a pedigree of the highest quality. He's by Fappiano, one of Mr. Prospector's most successful sons, and is a full brother to champion and classic winner Unbridled ($4,489,475).

Cahill Road stands at El Dorado Farms at a fee of $4,000, Enumclaw, WA. Telephone: (360) 825-7526. E-mail: eldoradofarms@tx3.net.

The Cahill Road runner Twilight Road won the $150,000 Miami Mile Breeders' Cup Handicap-G3 on turf and the $100,000 Memorial Day Handicap-G3 on dirt in Calder. He has won eleven races and over $640,000.

The Cahill Road gelding Ben's Reflection won his eleventh race from seventeen lifetime starts with a three length score in the $50,000 Best of Ohio Sprint Stakes on October 9, 2004.  He sped six furlongs in 1:09 4/5, upping his career earnings to $211,242.  A jewel of consistency, he has won or placed in sixteen of his seventeen races.

Cahill Road, by grade one stake winner Fappiano, won the 1991 Wood Memorial-G1 at Aqueduct and $370,200 in his three-year-old season.  He retired with four victories, one second, and one third from his six starts, which also included a stakes placing in the Preview Stakes at Gulfstream Park. He formerly stood at Gainesway Farm in Lexington, Kentucky before being resyndicated to stand at El Dorado Farms.

A full brother to champion three-year-old colt Unbridled, Cahill Road's runners have won more than $14,400,000 with average earnings per starter of almost $53,000 and median earnings per starter of more than $22,000. He is the sire of 35 stakes horses, 21 of them stakes winners, including two champions and 39 earners of more than $100,000.

His first Washington foals are three year olds for 2004, and they are doing very well. Twelve of them have already won and three of those are stakes winners. In addition, two of his two year olds are already winners

About Private Gold – Syndicate Share

Breeders' Cup Eligible

A graded stakes winner at two and three, Private Gold earned $208,047 in thirteen career starts. At two, he finished second to champion Vindication ($60,000 stud fee) in the Kentucky Cup Juvenile Stakes - G3. He was again a stakes winner at three, capturing the $100,000 Rushaway Stakes.  In all, he won or placed in five stakes races in three states, retiring with winnings of $208,047.

By the next great sire-of-sires (Cape Town, Petionville, Mutakddim, Dubai Millenium, and others).

From an impressive female line, Private Gold is a half-brother to five stakes horses — three stakes winners (one of which is graded) and two stakes-placed runners (one is multiple grade one placed).

About Lois Laner – Full Ownership

Lois Laner is by By CUTLASS REALITY (1982) The Stakes winner of the $1,405,660, Hollywood Gold Cup. Lois Laner is currently in foal to Matty G and due to deliver in April/May, 2008. Her first foal, born 2001, FAST LANER, f. by Mutakddim had 10 wins before he retired.  FAST LANER raced from ages 2 to 5, retiring in 2006, and won over $272,283, including the Dixie Flag S. (AQU, $37,650), and placed 2nd in the Interborough H. (AQU, $14,191).

Lois Laner is a Jockey Club registered 12-year-old Mare (1996)

Premium Edited Pedigree: Lois Laner
Updated: 3/23/06

By CUTLASS REALITY (1982). Stakes winner of $1,405,660, Hollywood Gold Cup H.[G1], etc. Sire of 15 crops of racing age, 356 foals, 259 starters, 8 stakeswinners, 199 winners of 736 races and earning $10,104,670 USA, Cantua Creek ($348,566, Real Good Deal S.-R (DMR, $36,650), etc.), It's a Reality

($313,192, San Bruno S. (BM, $23,345), etc.), Reality Changes ($259,188,

Blaze O'Brien S.-R (HOL, $46,700), etc.), As We Know It ($159,505,

California Cup Starter H.-R (SA, $30,000)), Maitlin ($135,463, Chamisa H.

(ALB, $16,320), etc.), Los Gatos ($80,068, West Twelve Ranch S. (BM,

$14,200), etc.). Sire of dams of stakes winners Fast Laner, Excessive

Prayer.

1st dam

A SHADE FASTER, by Big Spruce. 13 wins, 3 to 7, $124,805. Dam of 4 foals, 3 to race, 2 winners--

FASTASASPEEDNBULIT (g. by Talinum). 13 wins, 3 to 10, $482,561, Foothill S.

[L] (FPX, $33,000), Governor's Cup H. (FPX, $27,500), 2nd Montclair H.-R

(GG, $10,000), 3rd Pomona Derby [L] (FPX, $12,000), Albany H. [L] (GG,

$6,000), Ralph M. Scurfield California Cup Mile H.-R (SA, $21,000).

Tee L Atootie (f. by In Excess (IRE)). Winner at 3 and 4, $9,012. Producer.

Lois Laner (f. by Cutlass Reality). See below.

2nd dam

WALK FASTER, by Walker's. 8 wins, 2 to 4, $151,540, Richmond H., Hillsborough

H., James Wiggins H.-etr, 1 mile in 1:35.40, San Mateo Express H.,

Courtship S.-R, Impressive Style S.-R, 2nd Bastonera II Invitational H.,

Pleasanton Senorita H. Dam of 9 winners--

CANTUA CREEK (g. by Cutlass Reality). 13 wins, 2 to 7, $348,566, Real Good

Deal S.-R (DMR, $36,650), Bull Dog S.-R (FNO, $18,350), Rob an Plunder

H.-R (GG, $16,740), 2nd Carver Farm H. (BM, $5,000), Pegasus H. (BM,

$5,000), Rancho Delta Paraiso H.-R (BM, $5,000), 3rd Piedmont S.-R (GG,

$6,000).

A Shade Faster (f. by Big Spruce). See above.

Talk Faster (f. by Zanthe). 2 wins at 3, $18,087. Dam of--

RADAR CONTACT (g. by Flying Continental). 6 wins, 3 to 5, $417,277, Albany

H. [L] (GG, $40,225), 2nd Eagle Hardware & Garden Derby [L] (EMD,

$20,000), Ernest Finley H. [L] (SR, $10,100), Saratoga H. (BM,

$15,600), Montclair H. (GG, $14,300), etc.

Well Stated (g. by Cutlass Reality). 3 wins at 3 and 5, $156,665, 3rd

Dreisbach's Dowd Mile H. (FON, $4,200).

Evening Walk (f. by Falstaff). 4 wins at 3 and 4, $71,000. Dam of--

Longer Walk (g. by Downtown Seattle). 2 wins at 2, placed at 3, 2005,

$52,983, 2nd Harvest Futurity (FNO, $7,885).

Talk That Walk (g. by Moscow Ballet). 6 wins, 4 to 7, $146,798.

   Bigger Steps (f. by Big Spruce). 6 wins, 3 to 5, $65,693. Producer.

Fast Friends (f. by Desert Wine). 3 wins at 3 and 5, $26,879. Producer.

   Keeping Up (f. by Moscow Ballet). Winner at 4, $12,910.

   Domengine (g. by Cutlass Reality). Winner at 3, $8,360.

   Walk That Talk (f. by Moscow Ballet). Placed at 2 and 4, $3,119.

3rd dam

WONDER SLIPPER, by Fleet Discovery. 2 wins at 2, $12,280. Sister to VEILED

      WONDER ($25,762, Golden Gate Juvenile Dinner S., etc., sire), half-sister to BAY FOLLY (Cinderella S.), Slippoo ($35,278, 2nd Native Diver S.). Dam

      of 4 winners--

   WALK FASTER (f. by Walker's). Black type winner, see above.

   =Bay Slipper (AUS) (f. by =Otehi Bay (AUS)). 3 wins, 3 to 5 in Australia.

      Producer.

   =Flyover (AUS) (g. by =Twig Moss (FR)). 4 wins at 4 in Australia.

   =Let's Not Linger (AUS) (c. by Let's Go South). 4 wins at 3 in Australia.

4th dam

*Court Slipper, by =Newtown Wonder (GB). Winner at 3 and 4 in NA, placed at 2 in

      Australia, 2nd Widden S., Gimcrack S. Sister to *NEW SLIPPER (AJC December

      S.). Dam of 12 winners, including--

   VEILED WONDER (c. by Fleet Discovery). 3 wins in 3 starts at 2, $25,762,

      Golden Gate Juvenile Dinner S., Native Diver S. Sire.

   BAY FOLLY (f. by Jedgar Ruler). 3 wins at 2, Cinderella S.

   Slippoo (g. by Jedgar Ruler). 12 wins, 2 to 7, $35,278, 2nd Native Diver S.

   Wonder Slipper (f. by Fleet Discovery). See above.

   Glass Slipper (f. by *Curragh King). Winner at 2 and 3, $9,985. Dam of--

      RIDGEWOOD HIGH (c. by Walker's). 11 wins, 3 to 7, $84,559, Ernest Finley

         H., Black Canyon H., Ivan Thomas H., 2nd Sam J. Whiting Memorial H.,

         3rd El Otono S., etc. Set ntr at Solano, 5 1/2 furlongs in 1:02.20.

         Sire.

   Jade Slipper (f. by *The Pie King). Winner at 2 and 3, $4,757. Dam of--

      Kid Slipper (c. by Eamohe). 33 wins, 2 to 10, $209,289, 2nd Frontier H.,

         Governor's S., Birmingham H., Golden Harvest H., 3rd Michigan Breeders

         S.-R. Sire.

   Kirsch Wasser (f. by Fleet Kirsch). Unraced. Dam of--

      PAX NOBISCUM (c. by Hold Your Peace). 11 wins, 3 to 5, $390,876, Ohio

         Derby-G2, King Edward Gold Cup H.-G3, Toronto Cup H.-L, Marine S.,

         Durham Cup H., etc. Set ncr at Woodbine, 1 1/8 miles in 1:45.80. Sire.

RACE RECORD for Lois Laner: At 2, unraced; at 3, unplaced. Earned $959.

PRODUCE RECORD for Lois Laner:

2001 FAST LANER, f. by Mutakddim. 10 wins, 2 to 5, 2006, $272,283, Dixie Flag S.

        (AQU, $37,650), 2nd Interborough H. (AQU, $14,191).

2002 Dark Star Dancer, c. by Sir Cat. Unraced.

2003 Inlovewithabigone, g. by Cahill Road. Unraced.

About Baby Alice - Full Ownership

Baby Alice is by CALLER I. D. (1989), a Stakes winner of $380,958, including the Arlington-Washington Futurity. He also is the Sire of 11 crops of racing age, 484 foals, 369 starters, 18 stakes winners, 284 winners of 966 races and earning $14,942,295 USA, Baby Alice was unraced at two. At three she won her maiden race, was twice 2nd; at four she had two wins, was twice 2nd, twice 3rd. Baby Alice had totals of three wins, four times 2nd, twice 3rd and earned $74,856 in her racing career. Baby Alice is currently in foal to Cahill Road, and her first foal born 2002, Intensive, g. by Grindstone was a Winner at three (2005), and ran(2006/2007)at Emerald Downs, Seattle, Washington and in Arizona where he has also won.

RACE RECORD for Baby Alice: At 2, unraced; at 3, one win, twice 2nd; at 4, two wins, twice 2nd, twice 3rd. Totals: 3 wins, 4 times 2nd, twice 3rd. Earned

    $74,856.

PRODUCE RECORD for Baby Alice:

2002 Intensive, g. by Grindstone. Winner at 3, placed at 4, 2006, $25,170.

2003 no report received.

2004 no report received.

2005 Unnamed, g. by Cahill Road. (Live Foal Reported)

Baby Alice is a Jockey Club registered 12-year-old (1996) Mare

The Baby Alice foal was born April 14,2006, Good Friday, and was nicknamed Friday’s Girl.

The foal’s lineage is a cross of Baby Alice and her sire Cahill Road, both listed above. Pictures are available on the www.AldarGroupInc.com website.

About CASCADE PARK – Full ownership

By ECTON PARK (1996). Stakes winner of $1,503,825 USA, Super Derby [G1], etc.

    Sire of 3 crops of racing age, 181 foals, 94 starters, 6 stakes winners, 57 winners of 125 races and earning $3,214,405 USA, including French Park

    ($297,601, Golden Rod S. [G2] (CD, $137,764), etc.), Big Lover ($253,402,

    Ride the Rails S. (CRC, $29,000), etc.), Saffronista ($187,280, OBS

    Championship S.-R (OTC, $60,000), etc.), Kingsfield (to 4, 2007, $174,051,

    Black Gold S. [L] (LAD, $48,525), etc.), Astor Park (at 3, 2007, $85,915,

    Dearly Precious S. (MTH, $36,000)), Miss Sassy Sue ($45,417 USA, Bird of Pay

    S. (NP, $31,500(CAN)), etc.), Three's a Crowd (to 4, 2007, $105,461, 3rd

    West Virginia Lottery Breeders' Classic S.-R (CT, $9,900), etc.).

1st dam

CASCADE DANCER, by Sovereign Dancer. 4 wins at 3 and 4, $56,685. Dam of 8 foals,

      5 to race, 4 winners--

   Sovereign Actor (c. by Noactor). Winner at 3, $45,870.

   Paxton Ridge (g. by Noactor). 4 wins at 2 and 3, placed at 4, 2007,

      $36,664(USA).

   Actuality (f. by Noactor). 2 wins at 3, placed at 5, 2007, $24,391.

   Dance Act (f. by Noactor). Winner at 4, $10,560(USA).

   Delta Dancer (f. by Noactor). Placed at 2 and 3, 2007, $5,574.

   Cascade Park (f. by Ecton Park). See below.

2nd dam

CASCADE, by Cutlass. 6 wins at 2 and 3, $226,448, Florida Stallion/Susan's Girl

      S. [LR], Sunset S. [O], Margarita S. [O], 2nd Melaleuca S. [L], Florida

      Stallion/My Dear Girl S. [LR], Florida Stallion/Desert Vixen S. [LR],

      Daffodil S. (CRC, $8,820), Gold Digger S. (CRC, $8,740), etc. Dam of 7

      winners--

   Kassec (g. by Secreto). 4 wins, 2 to 8, $111,417, 2nd Preview S. [L] (GP,

      $15,000), 3rd What a Pleasure S. [G3], Carry Back H. [L] (CRC, $11,000).

   Lariat (f. by Carson City). 4 wins at 3 and 4, $111,140, 2nd Local Thriller

      H. [L] (DEL, $13,020), 3rd Phoenix S. [L] (MED, $10,000).

   Cascade Halo (f. by Jolie's Halo). 8 wins, 3 to 5, $85,723. Producer.

   Cascade Dancer (f. by Sovereign Dancer). See above.

   Kaida (f. by Pilgrim). 3 wins at 2 and 6, $55,785.

   Editor's Page (g. by Editor's Note). 2 wins at 3, $41,659.

   Kaswhi (g. by White Mischief). Winner at 3, $7,007.

   Political Freedom (g. by Boone's Mill). Placed at 3 and 4, $12,024.

3rd dam

DELTA DEB, by Delta Judge. Winner at 3, $3,963. Sister to Be My Judge ($43,678,

      2nd Bold Venture H.), half-sister to BRENT'S TOORA ($57,548, Zane Grey

      H.-R, etc.). Dam of 4 winners--

   CASCADE (f. by Cutlass). Black type winner, see above.

   Texas Bound (c. by Full Out). 14 wins, 3 to 6, $85,224.

   Cafe Lex (c. by Valid Appeal). 6 wins, 3 to 5, $75,233.

   Casalon (f. by Cutlass). Winner at 2, $8,580. Producer.

4th dam

TOORA LOORA LOORA, by Pia Star. Winner at 3, $8,100. Half-sister to Delta Champ

      ($99,535, 3rd Toboggan H.-G3). Dam of 3 winners, including--

   BRENT'S TOORA (g. by Brent's Prince). 9 wins, 3 to 7, $57,548, Zane Grey

      H.-R, 2nd Heritage S.-R, 3rd Forest City H.-R.

   Be My Judge (g. by Delta Judge). 5 wins at 3 and 4, $43,678, 2nd Bold Venture

      H.

   Delta Deb (f. by Delta Judge). See above.

RACE RECORD for Cascade Park:

CASCADE PARK	Starts	1st	2nd	3rd
Earned (USA $) 2007	2	0	1	1	$2,345

About RUSSIAN  - One Third Ownership

By TRIBUNAL (1997). Stakes-placed winner of 3 races of $315,140, 3rd Santa Anita

    H. [G1], etc. His first foals are 3-year-olds of 2007. Sire of 70 foals, 26 starters, 2 stakes winners, 14 winners of 22 races and earning $359,596 USA,

    Judicature ($66,801, Angie C. S. (EMD, $26,235), etc.), Mulcahy (at 3, 2007,

    $60,290, Seattle Slew H. (EMD, $34,650), etc.), Wings of Justice (at 3,

    2007, $18,470, 3rd U. S. Bank S. (EMD, $6,750)), Russian (at 2, 2007,

    $16,938, 2nd Northwest Stallion Knights Choice S.-R (EMD, $8,100)), Lucky

    Rylie (at 3, 2007, $41,925), Fort Yates (3 wins, at 3, 2007, $25,025), A

    Touch of Malice (to 3, 2007, $24,223), Royal Justice (at 3, 2007, $15,644),

1st dam

MOSCOW SYMPHONY, by Moscow Ballet. Unraced. Dam of 5 foals, 4 to race, 4 winners--

   IRENE'S BONUS BABY (f. by Free At Last). 2 wins at 2, $72,709, Barbara

      Shinpoch S. [L] (EMD, $49,500), 2nd Northwest Stallion Knights Choice S.-R

      (EMD, $8,460).

   Russian (f. by Tribunal). Black type placed winner, see below.

   Things Happen (g. by High Brite). 4 wins, 2 to 5, 2007, $89,897(USA).

   Cahill's Concerto (f. by Cahill Road). Winner at 3, $6,699.

2nd dam

MARGARET BOOTH, by Well Decorated. 4 wins at 3 and 4, $116,370, Torrey Pines S.

      [LR] (DMR, $31,550), 2nd Chula Vista H. [G2], Golden Isles S.-R (GP,

      $6,360), 4th Queen's H. [G3]. Half-sister to CACOETHES ($1,169,064 (USA),

      Turf Classic H. [G1], etc., sire), FABULOUS NOTION ($702,002, Santa Susana

      S.-G1, etc.). Dam of 5 winners--

   Lucky C. H. (f. by A.P. Indy). Winner at 2, $59,820, 2nd Lakeview

         Thoroughbred Farms S.-R (HOL, $14,000). Dam of--

      LUCKY J. H. (c. by Cee's Tizzy). 5 wins, 2 to 4, placed at 5, 2007,

         $346,779, Ack Ack H. [G3] (HOL, $60,000), Tiznow S.-R (HOL, $90,000),

         2nd Cal National Snow Chief S.-R (HOL, $50,000), 3rd California

         Breeders' Champion S.-R (SA, $16,635), California Dreamin' H.-R (DMR,

         $16,344).

   Baccarat (g. by Hansel). Winner at 3 and 4, $51,183, 3rd Fire Plug S. (PIM,

      $4,400).

   Shirley Booth (f. by Dehere). 3 wins at 4, $86,300. Producer.

   Never to Excess (f. by In Excess (IRE)). Winner at 3, $32,160.

   Nora Ellen (f. by Cee's Tizzy). Winner at 4, $7,475.

   Moscow Symphony (f. by Moscow Ballet). See above.

   Cousin Margaret (f. by Topsider). Unplaced in 1 start. Dam of--

      Brave Quest (c. by Miswaki). 4 wins in 7 starts at 3, $164,502, 2nd Ohio

         Derby [G2].

3rd dam

Careless Notion, by Jester. Winner at 4, 2nd La Centinela S. Half-sister to

      RULLA BUX ($24,043, Cabrillo S., sire), Double Ack ($46,903, 3rd Eatontown

      H., etc.). Dam of 6 winners--

   CACOETHES (c. by Alydar). 4 wins at 3 and 4 in England and NA, placed in 1 start at 4 in Japan, $1,169,064 (USA), Turf Classic H. [G1], King Edward

      VII S. [G2], Calor Derby Trial S. [G3], 2nd King George VI and Queen

      Elizabeth Diamond S. [G1], Juddmonte International S. [G1], Hoover

      Cumberland Lodge S. [G3], 3rd Ever Ready Epsom Derby [G1], Japan Cup, etc.

      Sire.

   FABULOUS NOTION (f. by Somethingfabulous). 9 wins in 16 starts, 2 to 4,

         $702,002, Santa Susana S.-G1, Linda Vista H.-G3, California Miss Sires

         S.-LR, Hollywood Starlet S., California Breeders' Champion S.,

         Saddleback S., 3rd Del Mar Oaks-G2, Santa Ynez S.-G2, etc. Dam of--

      FABULOUSLY FAST (f. by Deputy Minister). 4 wins at 2 and 3, $213,100, Test

         S. [G1], 3rd Spinaway S. [G1], Matron S. [G1]. Producer.

      Crowning Ambition (f. by Chief's Crown). Winner at 3 in England, $5,809

            (USA). Dam of--

         Lear's Crown (f. by Lear Fan). Winner at 3 in England, $7,673 (USA).

               Dam of--

            =HOWYA NOW KID (IRE) (c. by Daggers Drawn). 3 wins at 2 and 3, 2007 in England and Ireland, $117,394 (USA), Vodafone Surrey S., 3rd

               Kerry Spring Water Rochestown S., Verglas Loughbrown S., Ultimate

               Travel S.

      Paris Notion (f. by Dehere). Unraced. Dam of--

         Pointsman (c. by Mt. Livermore). 6 wins, 2 to 4, placed at 5, 2007,

            $169,851, 3rd Oh Say S. (DEL, $6,391).

      Fabulous Goer (f. by Easy Goer). Unplaced. Dam of--

         The Heebster (f. by Bonus Money (GB)). 3 wins at 3 and 4, $92,560, 2nd

            Lakeview Thoroughbred Farms S.-R (HOL, $14,000). Producer.

   MARGARET BOOTH (f. by Well Decorated). Black type winner, see above.

   Not So Careless (f. by Desert Wine). Winner at 3, $25,700. Dam of--

      SUBORDINATION (c. by Mt. Livermore). 11 wins in 21 starts, 2 to 4,

         $1,221,068, Hollywood Derby [G1], Eddie Read H. [G1], Brooklyn H. [G2],

         Belmont Breeders' Cup H. [G2], Jamaica H. [G2], etc. Sire.

      DOMINATION (c. by Prized). 3 wins at 2 and 3, $153,480, Oceanside S.-R

         (DMR, $52,680), 2nd Best Pal S. [G3].

      Lady Ethel (f. by Sovereign Dancer). Placed in 2 starts at 3. Dam of--

         Class Choice (f. by Peaks and Valleys). 2 wins at 3, $44,248, 3rd

            Nanaimo H. (HST, $4,400(CAN)).

   The Way We Were (f. by Avatar). 2 wins at 3, $20,050. Dam of--

      FIGHTING NOTION (g. by Fighting Fit). 9 wins, 3 to 6, $228,008, Mister Diz

         S. [LR] (PIM, $36,000), Housebuster H.-ntr, 6 furlongs in 1:08.14 (LRL,

         $25,950), Duck Dance H. (PIM, $26,409), Fire Plug S. (PIM, $21,000),

         2nd Deputed Testamony S. [LR] (PIM, $15,000), etc.

      Velvet Fog (g. by Somethingfabulous). 5 wins, 2 to 7, $56,421, 3rd Sanford

         S. [G2], 4th Hopeful S. [G1].

      Dixie Melody (f. by Dixieland Band). 2 wins at 3, $45,700, 3rd Davona Dale

            S. [G2]. Dam of--

         JOE SIX PACK (g. by Silver Deputy). 6 wins, 2 to 6, 2007, $285,190,

            Jean Lafitte S. [L] (DED, $60,000), Minstrel S. (LAD, $24,000), 2nd

            Ford Express S. [L] (LS, $15,000), 3rd King Cotton S. (OP, $5,000).

   Sweet Libby (f. by Riverman). Winner at 3 in France, $7,539 (USA). Producer.

   Careless Virgin (f. by Wing Out). Placed at 3 and 4, $8,745. Dam of--

      ISLAND JAMBOREE (f. by Explodent). 10 wins, 2 to 5, $327,270, Lyrique H.

            [L] (LAD, $30,000), Run for the Roses S.-R (SA, $37,100), Chapel

            Belle S. (LAD, $21,000), Southland S. (LAD, $21,000), Senorita S.

            (LAD, $18,000), etc. Dam of--

         FIJI (GB) (f. by Rainbow Quest). 8 wins in 12 starts, 2 to 4 in NA and

               England, $894,482 (USA), champion grass mare in U.S., Yellow

               Ribbon S. [G1], Gamely Breeders' Cup H. [G1], Santa Barbara H.

               [G2], Santa Ana H. [G2], Golden Daffodil S., etc. Dam of--

            Marcus Andronicus (c. by Danehill). Winner at 2, placed at 3 in

               England, placed, 2 to 4, 2007 in France and Ireland, $204,593

               (USA), 2nd Gainsborough Poule d'Essai des Poulains-French Two

               Thousand Guineas [G1], Lane's End Greenham S. [G3], Tyros S., 3rd

               Castlemartin & La Louviere Gladness S. [G3].

         =CAPRI (GB) (c. by =Generous (IRE)). 4 wins at 3 and 4 in England and

            France, $170,901 (USA), Grand Prix de Chantilly [G2], Gardner

            Merchant Cumberland Lodge S. [G3], 2nd Barry Case Plant Hire John

            Porter S. [G3], Bahrain Trophy, 3rd Queen's Vase [G3].

      So Surprised (f. by Eternal Prince). 4 wins at 2 and 3, $54,112, 2nd Just

         Smashing S. (MED, $7,000).

      Bold Virgin (f. by Sadler's Wells). Placed at 3 in France, $10,670 (USA).

            Dam of--

         =Ursis (FR) (c. by Trempolino). 8 wins, 2 to 6, 2007 in France and

            England, $173,970 (USA), 3rd Derby de l'Ouest-Grand Prix des Pays de

            la Loire.

   Naughty n Careless (f. by Explodent). Placed at 3 and 4, $14,455.

   Pretty Careless (f. by Desert Wine). Placed at 3, $5,600. Producer.

   Careless Aly (f. by Alydar). Unraced. Dam of--

      Miss U Fran (f. by Brocco). Unplaced in 2 starts. Dam of--

         MISSVINSKI (f. by Stravinsky). 4 wins at 2 and 3, 2007 in France,

            $222,553 (USA), Prix Ronde de Nuit, Prix Zeddaan, 2nd Prix d'Astarte

            [G1], Prix de la Grotte [G3], 3rd Grand Criterium de Bordeaux-Prix

            de Sauternes.

   Firm But Careless (f. by Affirmed). Unraced. Dam of--

      Maw Belle (f. by Phone Trick). Placed at 2 and 4, $5,248. Dam of--

         Truly Precious (f. by Verzy). Placed at 2, 3rd CTBA Lassie S.-R (ARP,

            $3,500).

RACE RECORD for Russian: At 2, 2007, one win, once 2nd (Northwest Stallion

    Knights Choice S.-R (EMD, $8,100)). Earned $18,326

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings. However, from time to time we may be subject to legal proceedings and claims in the ordinary course of business. Such claim, even if not meritorious, would result in the expenditure by us of syndicated financial and managerial resources.

FACILITIES

Our Northwest executive and administrative office is located at 1174 Manitou Drive, Fox Island Washington. We receive free use of this facility from a non-affiliated party. It has approximately 300 square feet of office space consisting of a conference room, a hospitality area and a bathroom. Aldar Group owns the office equipment and furniture. Management believes that this facility is adequate for us for at least the next 12 months.

Our principal Nevada executive offices are located at 7230 Indian Creek Lane, Ste 201, Las Vegas NV 89149 and our phone number is 253-549-4336.

SUMMARY FINANCIAL INFORMATION

The following is a summary of our financial information and is qualified in its entirety by our audited financial statements included elsewhere in this Prospectus.

Revenues

The Company has recorded minimal revenues as of September 30, 2007, all of which was generated from race winnings.

The Company has purchased two broodmares who were with foals and two individual syndicate shares in established Stallions for breeding purposes. The mares and their foals are for breeding purposes and possible racing or re-sale, as are the Stallion syndicate shares. Two foals were born in April 2006 and one of the foals died in June 2006 at two-months old due to an incurable virus, and was uninsured. This death may cause a substantial loss in future sales.  The foal born in 2006 was sold at auction in December 2007. Another foal was born in April 2007 and has not yet been sold.

The Company currently has full ownership in four Thoroughbreds; two mares (Lois Laner and Baby Alice), a two-year-old filly it bought at the Sept 2006 WBTA Auction (Cascade Park), and one new foal it bred (Friday’s Girl), as well as syndicate shares in two stallions and a one-third interest in a racing/breeding partnership (Russian). Both mares are currently pregnant with foals due in April 2008. The Company has one sales contract to date for the sale of a foal at the WBTA action in December 2007, and has received revenue from the one-third interest in the winnings from RUSSIAN ($6,109), and from the State of Washington for breeding a successful race horse from a special Breeders Program. Aldar also has received revenue from the winnings of CASCADE PARK ($2,345) in 2007.  An Amazon book selling agreement has generated no sales to date.

Operating and General & Administrative Expenses

Operating expenses are those costs directly associated with revenues and are used in computing gross margin.  Operating expenses totaling $15,859 for the three months ended September 30, 2007, and $48,179 and $7,257 for the years ended June 30, 2007 and 2006, respectively, consisted of boarding, training, and breeding fees, and depreciation and amortization of the Company’s horses and syndicates.  Other general and administrative expenses totaled $16,602 for the three months ended September 30, 2007, and $84,655 and $61,586 for the years ended June 30, 2007 and 2006, respectively, and were comprised of consulting, commissions, accounting, organizational costs, product development, and other general and administrative expenses.

Income Taxes

The Company does not anticipate having to pay income taxes in the upcoming years due to our absence of net profits.

Capital and Liquidity

As of September 30, 2007, we had total current assets of $12,720 and total current liabilities of $63,399.  As of June 30, 2007 and 2006, we had total current assets of $4,149 and $37,062, respectively, and total current liabilities of $57,505 and $59,291, respectively.

During the three months ended September 30, 2007, the Company received $25,000 in cash from the sale of its common stock, and during the years ended June 30, 2007 and 2006, the Company received $110,500 and $105,000, respectively, in cash from the sale of its common stock.  These proceeds are being used for operating and general and administrative expenses to sustain the Company through its development stage until it establishes profitable operations or receives cash from the issuance of additional common stock.

We had cash on hand of $7,135 as of September 30, 2007, and $710 and $36,341 as of June 30, 2007 and 2006, respectively. We do not have sufficient cash to meet our short-term expansion needs over the next 12 months, which are to expand our weanling purchase program, our pinhooking sales and purchase program, our mare and foal purchase program, our stallion breeding program, and our syndicate programs, and also to expand our website presence and our book sale program.

We believe we can meet our payment schedules for current boarding, care and syndicate share costs through additional sales. The Company will require additional cash, either from stock sales, racing profits, operating activities or cash advances from stockholders and officers, to meet our immediate expansions financial needs and our long-term goals. Our long-term goals will be to expand our weanling purchase program, our pinhooking sales and purchase program ("Pinhooking" involves the purchase of a yearling, that is, a horse that is between one and two years old, with a view towards training and then reselling that horse as a two-year-old.), our mare and foal purchase program, our stallion breeding program, our partnership/syndicate programs, expand our website presence and our book sale program and to advertise their availability. The Company may not be able to obtain additional financing, either in the form of racing profits, debt or equity, or guarantee that, if such financing is obtained, it will be available to us on reasonable terms. If we are able to obtain additional financing or structure strategic relationships in order to fund existing or future projects, existing shareholders will likely experience further dilution of their percentage ownership of the Company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE FOLLOWING PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE SEPTEMBER 30, 2007 AND JUNE 30, 2007 AND 2006 FINANCIAL STATEMENTS AND THE RELATED NOTES ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. OUR ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS," "DESCRIPTION OF BUSINESS" AND ELSEWHERE IN THIS PROSPECTUS.

The operational plan of Aldar Group, Inc. is to buy, sell, race and breed thoroughbred horses for profit. We plan on continually improving the quality of the thoroughbred stable that carries the Aldar colors, and breeding the best new foals that we can afford.

1.

To elevate the quality of the Aldar Group, Inc. thoroughbred brand throughout the United States, Europe, the Far East, South America, the Caribbean, and all international breeding and racing markets that thoroughbred horses currently race and the Internet reaches.

2.

To increase recognition and world wide market awareness of our current thoroughbreds using the following means:

a.  Target market advertising such as the Washington Thoroughbred magazine

b.  Internet advertising and search engine rankings

c.  Referral incentive programs for our thoroughbred book sales and thoroughbred horse products

d.  Affiliating with regional thoroughbred associations and breeding farms and  organizations

e. Providing information to new participants and interested parties through our Internet site and as a contact portal to our company

3.

To develop a corporate partnership and syndicate program.

4.

To initiate a "GLOBAL" brand identity for Aldar Group, Inc.

5.

To effectively increase net operating margins through breeding agreements with other thoroughbred breeders and sales companies.

Over the next two years, the Company plans to develop other Internet sites it has registered and link these additional full service websites to facilitate our ability to launch a Breeding Partnership, Pinhooking Syndicate and mixed Thoroughbred  Joint Venture Barn programs. Our long-term goals will be to increase our thoroughbred portfolio and enter into multiple development partnerships. The Company does not plan to resell its current stable of thoroughbreds in the near future except for those thoroughbreds it has bred, but could have one or both of its three-year-old fillies it plans to race in 2008 “claimed” if they are run in a “Claiming Race,” which allows other registered individuals or Companies to buy them through this process. The Company plans on expanding its mare breeding interests if funds are available and purchasing additional weanlings and yearlings. Some of these purchases may be for pinhooking purposes.

The Company plans to raise additional cash to satisfy its cash requirements through the balance of 2008, to finish the website expansion and pay the current portion of the short-term liability obligations and payments for the thoroughbreds it currently owns. To expand our thoroughbred interests during this time frame will require additional funding.

Aldar Group, Inc. and its management's mission is to become a central focus point in the northwest regional thoroughbred breeding markets, and in the future expand to international breeding and pinhooking and expand our Internet thoroughbred stallion bookings through the dedication of our staff, integrity, superior thoroughbred breeding program and competitive pricing. Aldar Group's goal is to breed and raise for the Company and to provide the customer with Thoroughbreds of the highest quality at a fair price. There are no plans to expand our number of employees until the demand requires it, our website expansion is completed and sales warrant an increase in manpower.

There is doubt about the Company's long term ability to continue as a going concern without additional funding. This will be accomplished through the success of our breeding programs, successful results of our horses to win at the races, sale of additional shares, bank borrowings, equity or debt financing, or asset sales.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the Company's first fiscal year and up to the present time, the principal independent accountant for the Company has neither resigned (or declined to stand for reelection) nor been dismissed. The independent accountant for the Company is Child, Van Wagoner & Bradshaw, PLLC, 1284 W. Flint Meadow Drive, Suite D, Kaysville, UT 84037. This firm was engaged on or about July 7, 2005.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below is the name and age of each individual who was a director or executive officer of Aldar Group, Inc. as of September 30, 2007, together with all positions and offices of the Company held by each and the term of office and the period during which each has served:

Name	Age	Position with the Company	Term Of Office
Jake Bottay	60	Secretary/CFO/Director President	July 12, 2004 to present

Biographical Information

The following paragraphs set forth brief biographical information for the aforementioned director and executive officer:

Mr. Jake Bottay, President/Director/Secretary/CFO

Jake Bottay age 60, is a graduate of Simon Fraser University, earning his Bachelor of Arts Degree in 1972. Since 1980, Mr. Bottay has been responsible for project co-ordination, financing, contract negotiations, audit committees, and public relations with a number of Junior Exploration companies. Mr. Bottay currently serves as a Director or Officer on Highbank Resources Inc. (HBK-TSX exchange) and Gold Bullion Development Corp. (GBB-TSX exchange).  In those capacities, Mr. Bottay has gained valuable experience in doing business in South America, Europe, and Canada.

EXECUTIVE COMPENSATION

(a) No officer or director of the Company is receiving any remuneration at this time.

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

(c) No remuneration is proposed to be paid in the future directly or indirectly by the corporation to any officer or director under any plan, which presently exists.

Director Compensation

The Director of the Company does not receive compensation at this time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company's officers, directors, and persons who own more than five percent of the Company's common stock as of September 30, 2007. Under relevant provisions of the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership in 60 days. More than one person may be deemed to be a beneficial owner of the same securities. The percentage ownership of each stockholder is calculated based on the total number of outstanding shares of our common stock as of September 30, 2007.

Amount and Nature of Beneficial Ownership as of September 30, 2007

Name of Beneficial Owner of Common Shares	Address of Beneficial Owner of common Shares	Number of Common Shares Owned	Percentage of Issued and Outstanding Common Shares
Jake Bottay Secretary/CFO/ President/Director	603-2180 Argyle Ave West Vancouver, BC Canada V7V 1A4	Nil	0.00%
Kerren Bottay (1)	Lake Placid Rd., Whistler, BC Canada	350,000	7.90%
All officers and directors as a group		Nil	0.00%
Donna Alaimo(2)	8 Marwood Pl., Stoney Brook, NY 11790	450,000	9.94%
Steven Alaimo(2)	8 Marwood Pl., Stoney Brook, NY 11790	300,000	6.62%
Joseph Alaimo	21 Colby Dr., Kings Park, NY 11754	300,000	6.62%
Greenleaf Forum (3) Investment Group Inc.	1174 Manitou Dr, NW Fox Island, WA 98333	1,300,000	28.72%
Dr. Greg Ostergren	4700 Pt. Fosdick Dr., #202 Gig Harbor, WA 98335	350,000	7.73%

(1) Kerren Bottay is the son of Jake Bottay, President/ Director of the Company

(2) Donna & Steven Alaimo are husband and wife.

(3) Greenleaf Forum is owned by Kevin M. Murphy.  Mr. Murphy is also President of Wannigan Capital Corp., consultant to Aldar Group Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as set forth in this item, there are no relationships, transactions, or proposed transactions to which the registrant was or is to be a party, in which any of the named persons set forth in Item 404 of Regulation S-K had or is to have a direct or indirect material interest.

In August 2004, the Company entered into a renewable six-month Consulting Agreement with Wannigan Capital Corp., a company whose President and Director is Kevin M. Murphy. Mr. Murphy was a Director of Aldar Group, Inc. from inception (February 25, 2004) until December 30, 2004. The Agreements has been renewed several times for various time periods, each of which defines payment terms equivalent to $2,500 payable monthly to Wannigan Capital Corp. This agreement’s final term expired on December 31, 2007, after which it was not renewed.  Mr. Murphy Chairs the Company’s advisory Board and provides additional services at no charge.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTRION

The Registrant estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below. All expenses incurred with respect to the distribution, except for fees of counsel, if any, retained individually by the Selling Shareholders and any discounts or commissions payable with respect to sales of the shares, will be paid by the Company.

SEC registration fee

$

32

Accounting fees and expenses

3,000

Legal fees and expenses

3,000

Total

$

6,032

INDEMNIFICATION OF DIRECTORS AND OFFICERS

No director of the Company will have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The By-laws provide for indemnification of the directors, officers, and employees of the Company in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of the Company are accountable to the Company as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting the Company. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to the Company, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

RECENT SALES OF UNREGISTERED SECURITIES

On July 16, 2004, the Company undertook a private offering of 1,000,000 shares of its common stock, with an offering price of $0.001 per share. The proceeds from this offering were to be used to cover further start-up and organizational costs of the Corporation. This offering was undertaken directly by the Corporation. The Corporation prepared and distributed a private offering memorandum in connection with this offering to all prospective investors, made all filings, and paid all fees, as required under federal and state securities laws and regulations to properly qualify this offering under said laws and regulations, including but not limited to Regulation D promulgated by the U.S. Securities and Exchange Commission under Section 4(2) of the Securities Act of 1933. All 1,000,000 shares were subscribed, resulting in proceeds to the Company of $1,000.

On September 1, 2005, the Company commenced an offering of 750,000 shares of its $.001 par value common stock at an offering price of $0.10 per share pursuant to the terms of a confidential private offering memorandum dated September 1, 2005 for the purpose of providing additional working and development capital for the Company. The minimum investment required was $250. No discounts or commissions were paid in connection with this offering. On March 2, 2006, this offering was closed, resulting in the sale of 750,000 shares and proceeds to the Company, before costs of the offering, of $75,000.

On January 31, 2006 the Company authorized the issuance of 1,260,000 shares of its $.001 par value common stock as a dividend to shareholders of record at January 31, 2006.

On March 3, 2006, the Company commenced an offering of 3,000,000 shares of its $.001 par value common stock at an offering price of $0.10 per share pursuant to the terms of a confidential private offering memorandum dated March 3, 2006, for the purpose of providing additional working and development capital for the Company. The minimum investment required was $250. No discounts or commissions were paid in connection with this offering. On July 31, 2007, this offering was closed, resulting in the sale of 1,405,000 shares and proceeds to the Company, before costs of the offering, of $140,500.

On August 1, 2007, the Company commenced an offering of 1,000,000 shares of its $.001 par value common stock at an offering price of $0.25 per share pursuant to the terms of a confidential private offering memorandum dated August 1, 2007, for the purpose of providing additional working and development capital for the Company. The minimum investment required was $500. No discounts or commissions were paid in connection with this offering. This offering has, to date, resulted in the sale of 100,000 Shares and proceeds to the Company, before costs of the offering, of $25,000.

All of these offerings were undertaken pursuant to the limited offering exemption from registration under the Securities Act of 1933 as provided in Rule 504 under Regulation D as promulgated by the U.S. Securities and Exchange Commission. These offerings met the requirements of Rule 504 in that: (a) the total of funds raised in the five offerings does not exceed $1,000,000; and (b) the offer and sale of the Shares was not accomplished by means of any general advertising or general solicitation.

The class of persons to whom these offerings were made were "sophisticated investors." As a result, offers were made only to persons that the Company believed, and had reasonable grounds to believe, either (a) have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the proposed investment, or (b) can bear the economic risks of the proposed investment (that is, at the time of investment, could afford a complete loss). Additionally, sales were made only to persons whom the Company believed, and had reasonable grounds to believe immediately prior to such sale and upon making reasonable inquiry, (a) are capable of bearing the economic risk of the investment, and (b) either personally possess the requisite knowledge and experience, or, together with their offeree's representative, have such knowledge and experience.

These sales of unregistered securities were made to the following firms and individuals (all residents of the United States):

Gregg Ostergren

Greenleaf Forum Investments, Inc.

Jon Delon

Patrick Curtis

Leslie Lee Lawrence

John A. Ferretti

Joseph T. Alaimo

Steven J. Alaimo

Kathleen Haley

Renee Radabaugh

Dakota Radabaugh

Francesca Radabaugh

Robert Radabaugh

Jorge Carmello

Larry Clarke

Elissa Rosenthal

Eileen Alaimo

Thomas Alaimo

Donna Alaimo

Demetrios Mikelis

Matthew Levy

Mary Alaimo

Pierre Skelton

Frank Tramantano

Daniel Bejar

Fred Atchity

These sales of unregistered securities were made to the following firms and individuals (all residents outside the United States):

Jennie Bouch

Howard Bouch

Kerren Bottay

Chancery Lane Investment Group, Inc

The Excalibur Group A.G.

Joyce Carr

Tom Carr

EXHIBITS AND FINANCIAL SCHEDULES

Exhibits

The following documents are attached hereto as exhibits:

Exhibit No.	Document	Location
3.1	Articles of Incorporation	Attached
3.2	Bylaws	Attached
5.1	Opinion re Legality and Consent of Attorney	Attached
10.1	Consulting Agreement – Wannigan Capital Corp.	Attached
23.1	Consent of Accountant	Attached
23.2	Consent of Attorney	Included in Exhibit 5.1

Financial Statements

ALDAR GROUP, INC.

(A Development Stage Company)

Audited Financial Statements

For the Years Ended June 30, 2007 and 2006,

and the Period of

July 15, 2004 (Date of Inception)

through June 30, 2007

TABLE OF CONTENTS

Description

Page No.

Report of Independent Registered Public Accounting Firm

1

Financial Statements (Audited):

  Balance Sheets

2

 Statements of Operations

3

  Statement of Changes in Stockholders’ Equity (Deficit)

4

 Statements of Cash Flows

5

Notes to Audited Financial Statements

6 - 12

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Aldar Group, Inc.

We have audited the accompanying balance sheets of Aldar Group, Inc. (a development stage company) (the Company) as of June 30, 2007 and 2006, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended and for the period of July 15, 2004 (inception) through June 30, 2007.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aldar Group, Inc. as of June 30, 2007 and 2006, and the results of its operations and its cash flows for the years then ended, and for the period of July 15, 2004 (inception) through June 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 6 to the financial statements, the Company has incurred losses since inception, and has not generated revenues from its planned principal operations.  This raises substantial doubt about the Company’s ability to meet its obligations and to continue as a going concern. Management’s plans in regard to this matter are described in Note 6.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Child, Van Wagoner & Bradshaw, PLLC

Salt Lake City, Utah

January 24, 2008

ALDAR GROUP, INC.

(A Development Stage Company)

BALANCE SHEETS

June 30,

June 30,

2007

2006

ASSETS

Current Assets:

 Cash

$

710

$

36,341

 Accounts receivable (Note 9)

376

-

 Prepaid expenses

1,863

721

 Deposits (Note 8)

1,200

-

Total current assets

4,149

37,062

Property and Equipment (Note 2):
Horses

40,012

25,000

 Office furniture

2,200

-

Total property and equipment

42,212

25,000

  Less:  Accumulated depreciation

(8,520)

(1,191)

Net property and equipment

33,692

23,809

Other Assets:
 Stallion syndicates, net of accumulated amortization (Note 2)

7,929

8,643

Total Assets

$

45,770

$

69,514

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:

 Accounts payable - trade

$

18,423

$

12,793

 Accounts payable - related party (Note 3)

37,582

43,498

 Notes payable - related party (Note 3)

1,500

3,000

Total current liabilities

57,505

59,291

Stockholders’ Equity (Deficit) (Note 4):
Common stock, $.001 share par value, 75,000,000
 shares authorized, 4,425,000 and 3,320,000 shares

  issued and outstanding at June 30, 2007 and

  2006, respectively

4,425

3,320

 Additional paid-in capital

212,085

102,690

 Accumulated deficit during the development stage

(228,245)

(95,787)

Total stockholders’ equity (deficit)

  (11,735)

10,223

Total Liabilities and Stockholders’ Equity (Deficit)

$

    45,770

$

69,514

See notes to financial statements

ALDAR GROUP, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

July 15,

2004

Year

Year

(Inception)

Ended

Ended

to

June 30,

June 30,

June 30,

2007

2006

2007

Income from Race Winnings

$

376

$

-

$

376

Operating Expenses

  Boarding fees

25,169

5,709

30,878

  Training fees

10,729

-

10,729

  Depreciation & amortization – horses & syndicates

7,781

1,548    9,329

  Breeding fees………………………………….

4,500

-

4,500

Total Operating Expenses

48,179

7,257

55,436

Gross Margin

(47,803)

(7,257)

(55,060)

General and Administrative Expenses

  Consulting expense - related party

30,304

30,929

87,493

  Consulting expense - other

18,000

8,500

26,500

  Other general and administrative expenses

36,351

22,157

59,192

Total General and Administrative Expenses

84,655

61,586

173,185

Net Loss Before Provision for

 Income Taxes

(132,458)

(68,843)

(228,245)

Provision for Income Taxes

-

-

-

Net Loss

$

(132,458)

$

(68,843)

$

(228,245)

Net Loss Per Basic and Diluted Share

$

(0.03)

$

(0.03)

Weighted Average Number of Common

 Shares Outstanding

3,920,278

2,330,750

See notes to financial statements

ALDAR GROUP, INC.

(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

Deficit

Accumulated

Additional

During

Number

Common

Paid In

Development

of Shares

Stock

Capital

Stage

Total

Balance at July 15, 2004
 (Date of Inception)

-

$

-

$

-

$

-

$

-

Common Stock:
Shares issued for cash

1,000,000

1,000

-

-

1,000
Shares issued for services

10,000

10

-

-

10

Net Loss

-

-

-

(26,944)

(26,944)

Balance, June 30, 2005

1,010,000

1,010

-

(26,944)

(25,934)

Common Stock:
Shares issued for cash

1,050,000

1,050

103,950

-

105,000
Stock dividend

1,260,000

1,260

(1,260)

-

-

Net Loss

-

-

-

(68,843)

(68,843)

Balance, June 30, 2006

3,320,000

3,320

102,690

(95,787)

10,223

Common Stock:
Shares issued for cash

1,105,000

1,105

109,395

-

110,500

Net Loss

-

-

-

(132,458)

(132,458)

Balance, June 30, 2007

4,425,000

$

4,425

$

212,085

$

(228,245)

$

(11,735)

See notes to financial statements

ALDAR GROUP, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

July 15,

2004

Year

Year

(Inception)

Ended

Ended

to

June 30,

June 30,

June 30,

2007

2006

2007

Cash Flows from Operating Activities:

Net loss

$

(132,458)

$

(68,843)

$

(228,245)

 Adjustments to reconcile net loss to net cash

  used in operating activities:

   Depreciation and amortization

8,043

1,548

 9,591

   Common stock issued for services

-

10

 10

Changes in operating assets and liabilities:

Increase in:

    Accounts receivable

(376)

-

(376)

    Prepaid expenses

(1,142)

(721)

(1,863)

    Deposits

(1,200)

-

(1,200)

  Increase (decrease) in:

    Accounts payable

5,630

12,793

18,423

    Accounts payable – related party

(5,916)

17,238

37,582

Net Cash Used in Operating Activities

         (127,419)

(37,975)

(166,078)

Cash Flows from Investing Activities:

 Purchase of horses and stallion syndicates

          (15,012)

(34,000)

(49,012)

 Purchase of office furniture

 (2,200)

-

(2,200)

Net Cash Used in Investing Activities

(17,212)

(34,000)

(51,212)

Cash Flows from Financing Activities:

 Proceeds from sale of common stock

110,500

105,000

216,500

 Proceeds from related party notes payable

 -

14,000

14,000

 Payments on related party notes payable

 (1,500)

(11,000)

(12,500)

Net Cash Provided by Financing Activities

           109,000

108,000

218,000

Net (Decrease) Increase in Cash

            (35,631)

36,025

710

Cash, Beginning of the Period

             36,341

316

-

Cash, End of the Period

$

 710

$

36,341

$

710

Supplemental Cash Flow Information:

Cash paid for interest

$

-

$

-

$

-

Cash paid for income taxes

$

-

$

-

$

-

Non-Cash Investing and Financing Activities:

1,260,000 common shares issued as stock dividend

$

-

$

-

$

1,260

See notes to financial statements

ALDAR GROUP, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

June 30, 2007 and 2006,

and the Period of July 15, 2004 (Inception) to June 30, 2007

NOTE 1:

Summary of Significant Accounting Policies

Nature of Operations:

Aldar Group, Inc. (the “Company”) is a Nevada corporation organized on July 15, 2004 for the purpose of purchasing and selling thoroughbred horses.  The Company operates in Washington State.  The Company may also conduct operations in other areas of the horse and thoroughbred industry, such as purchasing, training, breeding, racing and selling of mares, weanlings, yearlings, adult race horses, stallion shares, and stallion syndications.

Development Stage Company:

The Company has not realized revenues from its planned business purpose and, accordingly, is considered to be in its development stage as defined in SFAS No. 7, “Accounting and Reporting by Development Stage Companies.”

Property and Equipment:

Property and equipment consists of office equipment, horses, and partial interest in a race horse, all of which are stated at cost.  Depreciation is calculated over the estimated useful lives ranging from 3 to 7 years using the straight-line method (see Note 2).

Stallion Syndicates:

The Company owns syndicate shares in stallions, which represent rights to breed the Company’s mares with specific stallions.  The syndicates are considered intangible assets and are amortized over their determinable finite lives of 7 years in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets” (see Note 2).

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Income Taxes:

The Company is taxed as a “C” corporation under the Internal Revenue Code.  Accordingly, a provision has been made for the tax effects of transactions reported in the financial statements (see Note 5).

Cash Equivalents:

The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.  There was no cash paid for income taxes or interest for the years ended June 30, 2007 and 2006.

(continued)

ALDAR GROUP, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (continued)

June 30, 2007 and 2006,

and the Period of July 15, 2004 (Inception) to June 30, 2007

NOTE 1:

Summary of Significant Accounting Policies (continued)

Net Earnings (Loss) Per Share:

The Company has adopted SFAS No. 128, “Earnings per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures, and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.  The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

NOTE 2:

Property and Equipment, Stallion Syndicates

June 30,

2007

2006

Property and equipment is summarized as follows:

Property and equipment:

Horses

$

40,012

$

25,000

Office furniture

2,200

-

Total property and equipment

42,212

25,000

Accumulated depreciation:

Horses

8,258

1,191

Office furniture

262

-

Total property and equipment

8,520

1,191

Net property and equipment

$

33,692

$

23,809

Stallion syndicates are summarized as follows:

Stallion syndicates

$

9,000

$

9,000

Accumulated amortization

(1,071)

(357)

Net stallion syndicates

$

7,929

$

8,643

Horse depreciation of $7,067 and $1,191 and stallion syndicate amortization of $714 and $357 are included in operating expenses in the statement of operations for the years ended June 30, 2007 and 2006, respectively, while office furniture depreciation of $262 is included in general and administrative expenses for the year ended June 30, 2007.  No additional impairment beyond straight-line amortization on the stallion syndicates was noted for the years ended June 30, 2007 and 2006.

 (continued)

ALDAR GROUP, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (continued)

June 30, 2007 and 2006,

and the Period of July 15, 2004 (Inception) to June 30, 2007

NOTE 3:

Related Party Transactions

On August 19, 2004 the Company entered into a consulting agreement with an entity affiliated with a stockholder (the Affiliate).  The Affiliate was engaged to perform consulting services for the Company for a term of six months commencing August 19, 2004, in exchange for $15,000 and 10,000 shares of common stock.  This agreement has been renewed for various periods since inception with payment terms equating to $2,500 per month.  The agreement expired December 31, 2007 and was not renewed for another term.

During the year ended June 30, 2006, the Affiiliate advanced the Company $14,000, of which $1,500 and $11,000 was repaid during the years ended June 30, 2007 and 2006, respectively, resulting in outstanding balances of $1,500 and $3,000 at June 30, 2007 and 2006, respectively.  Interest has not been imputed on the notes due to its nominal amount.

The Affiliate has leased office space in behalf of the Company at $400 per month since November 2005, and as of June 30, 2007 and 2006 the Company owed the Affiliate for these lease payments (see Note 8).

Pursuant to the consulting agreement, the Affiliate regularly incurs expenses in behalf of the Company in the normal course of business.  Activity with the Affiliate is summarized as follows:

Payable to Affiliate July 15, 2004 (Inception)

$

-
Consulting fees

 26,250

Operating expenses incurred in behalf of the Company

809
Amounts paid to Affiliate

(609)
Payable to Affiliate June 30, 2005

26,450

Consulting fees

 30,000
Lease expense…………………………………………………..

3,300

Proceeds from notes payable……………………………………

14,000

Operating expenses incurred in behalf of the Company

11,327
Amounts paid to Affiliate

(38,579)
Payable to Affiliate June 30, 2006

46,498

Consulting fees

 30,000

Lease expense…………………………………………………….

4,800

Operating expenses incurred in behalf of the Company

16,640
Amounts paid to Affiliate

(58,856)

Payable to Affiliate June 30, 2007

$

39,082

(continued)

ALDAR GROUP, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (continued)

June 30, 2007 and 2006,

and the Period of July 15, 2004 (Inception) to June 30, 2007

NOTE 4:

Stockholders’ Equity and Equity Transactions

From the date of inception, July 15, 2004, through June 30, 2007 the Company had the following equity transactions:

On July 16, 2004, the Company issued 175,000 shares of common stock at $.001 par value for $175 in cash.

On July 22, 2004, the Company issued 175,000 shares of common stock at $.001 par value for $175 in cash.

On August 19, 2004, the Company issued 10,000 shares of common stock at $.001 par value to an Affiliate of the Company for services rendered, valued at $10 in connection with the consulting agreement described in Note 3 above.

On November 4, 2004, the Company issued 650,000 shares of common stock at $.001 par value for $650 in cash.

On December 19, 2005, the Company issued 150,000 shares of common stock at a price of $.10 per share for $15,000.

On December 31, 2005, the Company issued 50,000 shares of common stock at a price of $.10 per share for $5,000.

On December 31, 2005, the Company issued 50,000 shares of common stock at a price of $.10 per share for $5,000.

On March 3, 2006, the Company issued 20,000 shares of common stock at a price of $.10 per share for $2,000.

On April 17, 2006, the Company issued 150,000 shares of common stock at a price of $.10 per share for $15,000.

On May 8, 2006, the Company issued 30,000 shares of common stock at a price of $.10 per share for $3,000.

On June 23, 2006, the Company issued 300,000 shares of common stock at a price of $.10 per share for $30,000.

On June 23, 2006, the Company issued 300,000 shares of common stock at a price of $.10 per share for $30,000.

On January 31, 2006, the Company declared and issued a common stock dividend of 1,260,000 shares at $.001 par value to stockholders of record as of January 31, 2006.

(continued)

ALDAR GROUP, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (continued)

June 30, 2007 and 2006

and the Period of July 15, 2004 (Inception) to June 30, 2007

NOTE 4:

Stockholders’ Equity and Equity Transactions (continued)

On August 11, 2006, the Company issued 5,000 shares of common stock at a price of $.10 per share for $500.

On August 18, 2006, the Company issued 150,000 shares of common stock at a price of $.10 per share for $15,000.

On August 18, 2006, the Company issued 150,000 shares of common stock at a price of $.10 per share for $15,000.

On August 18, 2006, the Company issued 5,000 shares of common stock at a price of $.10 per share for $500.

On September 18, 2006, the Company issued 5,000 shares of common stock at a price of $.10 per share for $500.

On September 18, 2006, the Company issued 5,000 shares of common stock at a price of $.10 per share for $500.

On September 18, 2006, the Company issued 5,000 shares of common stock at a price of $.10 per share for $500.

On September 19, 2006, the Company issued 20,000 shares of common stock at a price of $.10 per share for $2,000.

On September 19, 2006, the Company issued 20,000 shares of common stock at a price of $.10 per share for $2,000.

On October 24, 2006, the Company issued 10,000 shares of common stock at a price of $.10 per share for $1,000.

On November 20, 2006, the Company issued 25,000 shares of common stock at a price of $.10 per share for $2,500.

On February 8, 2007, the Company issued 10,000 shares of common stock at a price of $.10 per share for $1,000.

On February 8, 2007, the Company issued 25,000 shares of common stock at a price of $.10 per share for $2,500.

On February 8, 2007, the Company issued 25,000 shares of common stock at a price of $.10 per share for $2,500.

(continued)

ALDAR GROUP, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (continued)

June 30, 2007 and 2006,

and the Period of July 15, 2004 (Inception) to June 30, 2007

NOTE 4:

Stockholders’ Equity and Equity Transactions (continued)

On February 8, 2007, the Company issued 450,000 shares of common stock at a price of $.10 per share for $45,000.

On February 8, 2007, the Company issued 5,000 shares of common stock at a price of $.10 per share for $500.

On February 8, 2007, the Company issued 100,000 shares of common stock at a price of $.10 per share for $10,000.

On February 22, 2007, the Company issued 10,000 shares of common stock at a price of $.10 per share for $1,000.

On February 22, 2007, the Company issued 5,000 shares of common stock at a price of $.10 per share for $500.

On February 22, 2007, the Company issued 10,000 shares of common stock at a price of $.10 per share for $1,000.

On May 1, 2007, the Company issued 65,000 shares of common stock at a price of $.10 per share for $6,500.

NOTE 5:

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under SFAS No. 109 to give effect to the resulting temporary differences which may arise from differences in the bases of various assets and liabilities based on the income taxes expected to be payable in future years.

Development stage deferred tax assets arising as a result of net operating loss carry forwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. Operating loss carry forwards generated during the period from July 15, 2004 (date of inception) through June 30, 2007 of approximately $228,245 will begin to expire in 2024. Accordingly, deferred tax assets of approximately $80,000 were offset by a valuation allowance, which increased by approximately $46,000 and $24,000 during the years ended June 30, 2007 and 2006, respectively.

(continued)

ALDAR GROUP, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (continued)

June 30, 2007 and 2006,

and the Period of July 15, 2004 (Inception) to June 30, 2007

NOTE 6:

Going Concern Considerations

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  Unanticipated costs and expenses or the inability to generate revenues could require additional financing, which would be sought through bank borrowings, equity or debt financing, or asset sales.  To the extent financing is not available, the Company may not be able to or may be delayed in developing its services and meeting its obligations.  The Company will continue to evaluate its projected expenditures relative to its available cash and to evaluate additional means of financing in order to satisfy its working capital and other cash requirements.  The accompanying financial statements do not reflect any adjustments that might result from the outcome of these uncertainties.

NOTE 7:

Subsequent Events

On August 14, 2007, the Company issued 100,000 shares of its restricted common stock pursuant to a private offering for $25,000.

On December 3, 2007, the Company sold at auction its first foal (a product of its breeding program) for $6,200.  Net proceeds from the sale were recorded as income and applied towards outstanding fees due the facilities where its horses board.

NOTE 8:

Operating Leases

As described at Note 3, the Company has entered into an agreement with an affiliate whereby the Company leases office space located in Las Vegas, Nevada.  The term of the agreement is one year, commencing April 1, 2007, and requires monthly lease payments of $400 and a refundable security deposit of $1,200, which has been included in current assets.  Rent expense for the years ended June 30, 2007 and 2006 totaled $4,800 and $3,300, respectively.

NOTE 9:

Revenue Recognition

The Company’s current source of income is derived from winnings earned by race horses in which the Company owns either full or partial interest.  Income from race winnings is recorded on the race dates with an accompanying receivable to be reduced when checks are subsequently cut and distributed to all interest owners.  Associated costs included in operating expenses and the resulting gross margin are depreciation and amortization on horses and syndicates, and boarding, training and breeding fees. During the year ended June 30, 2007 and 2006, the Company earned race winnings of $376 and $0, respectively.  The total amount of $376 was receivable at June 30, 2007.

(concluded)

UNDERSTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on February 11, 2008.

ALDAR GROUP, INC.

/s/ Jake Bottay

Jake Bottay, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

                           /s/ Jake Bottay

Jake Bottay, President, Secretary, Chief Financial Officer/Controller, Director

12